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                                PARTNERSHIP AGREEMENT

                                         OF

                           SM PORTFOLIO LIMITED PARTNERSHIP


                                   BY AND BETWEEN


                          MACERICH EQ LIMITED PARTNERSHIP,


                                MACERICH EQ GP CORP.,


                        SDG EQ DEVELOPERS LIMITED PARTNERSHIP,


                                        AND


                               SDG EQ ASSOCIATES, INC.



                                    Dated as of
                                 February 24, 1998


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


                                  TABLE OF CONTENTS



                                      ARTICLE 1

                              FORMATION AND ORGANIZATION . . . . . . . . . . . . .  1
     1.1  Formation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.3  Character of the Business. . . . . . . . . . . . . . . . . . . . . . . .  1
     1.4  Principal Office . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.5  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.6  Title to Property. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.7  Payments of Individual Obligations . . . . . . . . . . . . . . . . . . .  2
     1.8  Other Business Interests . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.9  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . .  3


                                      ARTICLE 2

                  CAPITAL CONTRIBUTIONS AND OTHER FINANCING MATTERS. . . . . . . .  3
     2.1  Percentage Interests . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.2  Initial Capital Contributions. . . . . . . . . . . . . . . . . . . . . .  4
     2.3  Additional Capital Contributions . . . . . . . . . . . . . . . . . . . .  6
     2.5  Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.6  No Third Party Beneficiary . . . . . . . . . . . . . . . . . . . . . . .  9
     2.7  Third Party Financing. . . . . . . . . . . . . . . . . . . . . . . . . . 10

                                      ARTICLE 3

                                    DISTRIBUTIONS. . . . . . . . . . . . . . . . . 10
     3.1  Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.2  Distributions after Dissolution. . . . . . . . . . . . . . . . . . . . . 10
     3.3  Timing of Distributions Among Partners . . . . . . . . . . . . . . . . . 10

                                      ARTICLE 4

                   ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS. . . . . . . . 10
     4.1  Allocations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.2  Accounting, Books and Records. . . . . . . . . . . . . . . . . . . . . . 10
     4.3  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.4  Tax Returns; Information . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.5  Special Basis Adjustment . . . . . . . . . . . . . . . . . . . . . . . . 12
     4.6  Tax Matters Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                       i

                                      ARTICLE 5

                                      MANAGEMENT . . . . . . . . . . . . . . . . . 12
     5.1  Executive Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.2  No Individual Authority. . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.3  Operating Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.4  Warranted Reliance by Executive Committee Members and Operating
          Committee Members on Others. . . . . . . . . . . . . . . . . . . . . . . 18
     5.5  Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . . . . . 18
     5.6  REIT Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     5.7  Budgets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     5.8  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     5.9  Unanimous Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     5.10 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     5.11 Compensation and Reimbursement.. . . . . . . . . . . . . . . . . . . . . 22
     5.12 No Employees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     5.13 Personal Services Contract.. . . . . . . . . . . . . . . . . . . . . . . 23
     5.14 Defaults and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                      ARTICLE 6

                                TRANSFERS OF INTERESTS . . . . . . . . . . . . . . 25
     6.1  Restrictions on Transfers. . . . . . . . . . . . . . . . . . . . . . . . 25
     6.2  Transferee Requirements. . . . . . . . . . . . . . . . . . . . . . . . . 26
     6.3  Partnership Interest Loans . . . . . . . . . . . . . . . . . . . . . . . 26
     6.4  Admission of Transferee as a Partner . . . . . . . . . . . . . . . . . . 31
     6.5  Allocations and Distributions Upon Transfers . . . . . . . . . . . . . . 31

                                      ARTICLE 7

                                       Buy-Sell. . . . . . . . . . . . . . . . . . 32
     7.1  Buy-Sell Offering Notice . . . . . . . . . . . . . . . . . . . . . . . . 32
     7.2  Exercise of Buy-Sell . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     7.3  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

                                      ARTICLE 8

                              EXIT CALL; PORTFOLIO SALE. . . . . . . . . . . . . . 34
     8.1  Call Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     8.2  Procedures upon Call Exercise. . . . . . . . . . . . . . . . . . . . . . 34
     8.3  Closing Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     8.5  Fair Market Value Appraisal Process. . . . . . . . . . . . . . . . . . . 37
     8.6  Portfolio Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.7  Effect of Existing Financing . . . . . . . . . . . . . . . . . . . . . . 39

                                      ii

                                      ARTICLE 9

                           WITHDRAWALS; ACTIONS FOR PARTITION  . . . . . . . . . . . 39
     9.1   Waiver of Partition . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     9.2   Covenant Not to Withdraw or Dissolve  . . . . . . . . . . . . . . . . . . 39

                                       ARTICLE 10

                  DISSOLUTION, LIQUIDATION, WINDING-UP AND TERMINATION . . . . . . . 40
     10.1  Causes of Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     10.2  Winding Up and Liquidation  . . . . . . . . . . . . . . . . . . . . . . . 40
     10.3  Timing Requirements; Deemed Distribution and Re-contribution  . . . . . . 41
     10.4  Sales Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     10.5  Documentation of Dissolution and Termination  . . . . . . . . . . . . . . 42

                                       ARTICLE 11

                                     MISCELLANEOUS . . . . . . . . . . . . . . . . . 42
     11.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     11.2  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     11.3  Construction of Agreement . . . . . . . . . . . . . . . . . . . . . . . . 43
     11.4  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     11.5  Incorporation by Reference. . . . . . . . . . . . . . . . . . . . . . . . 43
     11.6  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     11.7  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     11.8  Counterpart Execution . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     11.9  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     11.10 No Third Party Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     11.11 Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     11.12 Usury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     11.13 Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     11.14 Proposing and Adopting Amendments . . . . . . . . . . . . . . . . . . . . 44
     11.15 Partners Not Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     11.16 Entire Understanding; Etc.. . . . . . . . . . . . . . . . . . . . . . . . 44
     11.17 Action Without Dissolution. . . . . . . . . . . . . . . . . . . . . . . . 45
     11.18 Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     11.19 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     11.20 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     11.21 Press Releases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     11.22 Existing Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

Schedule 1          -    Original Approved Pre-Closing Budget
Schedule 2          -    Intentionally Omitted
Schedule 3          -    Intentionally Omitted
Schedule 4          -    List of Properties
Schedule 5          -    Noncompetition Area

                                PARTNERSHIP AGREEMENT
                                          OF
                           SM PORTFOLIO LIMITED PARTNERSHIP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          THIS PARTNERSHIP AGREEMENT (this "AGREEMENT") is made and entered into as of February 24, 1998, by and between SDG EQ DEVELOPERS LIMITED PARTNERSHIP a Delaware limited partnership ("SDG"), SDG EQ ASSOCIATES, INC., a Delaware corporation ("SSPE"), MACERICH EQ LIMITED PARTNERSHIP, a Delaware limited partnership ("MACERICH"), and MACERICH EQ GP CORP., a Delaware corporation ("MSPE"), on the terms and conditions set forth herein. Attached to this Agreement immediately following the signature page is a glossary of defined terms (the "GLOSSARY OF DEFINED TERMS"). Each capitalized term used in this Agreement either is defined in the Glossary of Defined Terms, or the location of its definition is cross-referenced in the Glossary of Defined Terms.

                                      ARTICLE 1

                              FORMATION AND ORGANIZATION

          1.1 FORMATION. SDG, Macerich, SSPE and MSPE hereby form a limited partnership (the "PARTNERSHIP") under the Act upon the terms and conditions set forth in this Agreement. Each of SSPE and MSPE (and their permitted successors-in-interest that are admitted as partners in the Partnership) is a general partner in the Partnership and is referred to herein individually as a "GENERAL PARTNER," and each of Macerich and SDG (and their permitted successors-in-interest that are admitted as partners in the Partnership) is a limited partner in the Partnership and is referred to herein individually as a "LIMITED PARTNER." Each of the General Partners and the Limited Partners are referred to herein individually as a "PARTNER" and, collectively, as the "PARTNERS." SSPE and SDG, on the one hand, and MSPE and Macerich, on the other hand, are jointly referred to herein as a "PARTY" and collectively as "PARTIES". Any contributions by or distributions to a Party shall be deemed to have been made to or by, as the case may be, the entities constituting such Party in proportion to each such entity's Partnership Interest. The General Partners shall promptly execute, publish or file all assumed or fictitious name, or other similar, certificates required by law to be published or filed, in connection with the formation and operation of the Partnership in each state and locality where it is necessary or desirable to publish or file such certificates in order to form and operate the Partnership.

          1.2 NAME. The name of the Partnership shall be "SM Portfolio Limited Partnership," and all business of the Partnership shall be conducted in such name or such other name as the Executive Committee, from time to time, shall unanimously select.

          1.3 CHARACTER OF THE BUSINESS. The purpose of the Partnership is to (a) hold a ninety-nine percent (99%) limited partner interest in the Underlying Partnership, (b) conduct all activities reasonably related to the ownership of such interests, (c) acquire, own, develop, finance, refinance, mortgage, encumber, hypothecate, lease, sell, maintain, improve, alter, remodel, expand, manage, exchange, dispose, and otherwise operate and deal with real property, (d) to transact any and all other businesses for which limited partnerships may be formed under Delaware law, and (e) to accomplish any of the foregoing purposes for its own account or as nominee, agent or trustee for others; PROVIDED, HOWEVER, that such business shall be limited to and conducted in such a manner as to permit any Persons owning any interests in any of the Partners at all times to be classified as a "real estate investment trust" within the meaning of Section 856 of the Code (a "REIT").

          1.4 PRINCIPAL OFFICE. The principal office of the Partnership shall be at 233 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, or at such other place as the Executive Committee may, from time to time, determine (the "PRINCIPAL OFFICE").

          1.5 TERM. The Partnership shall commence on the date of this Agreement and shall continue until the Partnership is dissolved and terminated in accordance with the provisions of ARTICLE 10.

          1.6 TITLE TO PROPERTY. All real and personal property owned by the Partnership shall be owned by the Partnership as an entity and no Partner shall have any ownership interest in such property in its individual name or right, and each Partner's interest in the Partnership shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Partnership shall hold all of its real and personal property in the name of the Partnership and not in the name of any Partner.

          1.7 PAYMENTS OF INDIVIDUAL OBLIGATIONS. The Partnership's credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be transferred or encumbered for, or in payment of, any individual obligation of a Partner.

          1.8  OTHER BUSINESS INTERESTS.

               (a) Each Partner shall be required to devote only such time to the affairs of the Partnership as may be necessary for the proper performance of such Partner's duties hereunder. Except to the extent expressly provided to the contrary in this SECTION 1.8, nothing in this Agreement shall: (i) limit the rights of each Partner and its Affiliates, and such Partner's and Affiliate's respective officers, directors, employees and stockholders ("RELATED PERSONS") to serve other Persons in any capacity, to own interests in other businesses and undertakings, to pursue and engage in other investments, opportunities and activities, and to derive and enjoy profits, compensation and other consideration in respect thereof, whether or not such services, interests, businesses, undertakings, investments, opportunities and activities (collectively, "OTHER INTERESTS") are similar to or competitive with the business or assets of the Partnership, (ii) afford any Partner any right to share in the profits, compensation and other consideration derived from the Other Interests of any other Partner or any other Partner's Related Persons, or to participate in the Other Interests of any other Partner or any other Partner's Related Persons, (iii) require any Partner to disclose to any other Partner or the Partnership the existence or nature of any such

Other Interest, or (iv) obligate any Partner to first offer any such Other Interest to any other Partner or the Partnership, or allow any other Partner or the Partnership to participate therein.

               (b) Notwithstanding the foregoing, until an individual Property has been sold or otherwise transferred by the Underlying Partnership or Partnership, respectively, a Party (or any Affiliate of a Party) (each a "PROPOSING PARTY") shall not obtain an equity interest (whether direct or indirect) in any real estate venture ("REAL ESTATE ACTIVITY") within the area described as the "Non-Competition Area" for each Property on SCHEDULE 5 attached hereto, as such SCHEDULE 5 may be amended from time to time, ("NON-COMPETITION AREA") unless it has first provided the other Party (the "NONPROPOSING PARTY") with written notice describing in reasonable detail the proposed transaction and offering the transaction as a Partnership opportunity (the "PROPOSAL") and the Nonproposing Party has failed to notify the Proposing Party within thirty (30) days of its receipt of such notice that such Nonproposing Party desires that the Partnership, rather than the Proposing Party individually, enter into and invest in such Real Estate Activity. In the event that the Nonproposing Party delivers the notice described in the immediately preceding sentence directing that the Partnership invest in the Real Estate Activity, each Party shall make any Additional Capital Contributions required by the Executive Committee to fund the investment of the Partnership pursuant to the Proposal, the Real Estate Activity will be an opportunity for the Partnership and the Real Estate Activity shall be included as a business of the Partnership within SECTION
1.3. The Proposal described above shall include all information that the Proposing Party has with respect to the Real Estate Activity, including proformas, plans and specifications and economic projections relating to the Real Estate Activity. If the Nonproposing Party consents to the Proposing Party's investment in the Real Estate Activity individually or fails to respond to the Proposal within thirty (30) days after its receipt thereof, the Proposing Party or its Affiliate shall be permitted to invest in the Real Estate Activity in its individual capacity.

          1.9 TRANSACTIONS WITH AFFILIATES. To the extent permitted by applicable law and except as otherwise provided in this Agreement (including
SECTION 5.11 hereof), the Operating Committee and any property manager, when acting through the Partnership, are hereby authorized to purchase property and services from, sell property and services to, or otherwise deal with any Partner, acting on its own behalf, or any Affiliate of any Partner, provided that any such purchase, sale, or other transaction (and any such Affiliates' affiliation to a Partner) shall be fully disclosed to the Partners and shall be made on market terms and conditions which are no less favorable to the Partnership (including as to price, quality and payment terms) than if the sale, purchase, or other transaction had been entered into with an independent third party.

                                    ARTICLE 2

                  CAPITAL CONTRIBUTIONS AND OTHER FINANCING MATTERS

          2.1 PERCENTAGE INTERESTS. The names, addresses, and percentage interests ("PERCENTAGE INTERESTS") of the Partners are as follows:

          NAME AND ADDRESS                       PERCENTAGE INTEREST
          ----------------                       -------------------
     GENERAL PARTNERS

          Macerich EQ GP Corp.
          233 Wilshire Boulevard, Suite 700
          Santa Monica, California  90401
          Telecopier No.:  (310) 395-2791              .1%

          SDG EQ Associates, Inc.
          c/o Simon DeBartolo Group
          National City Center
          115 West Washington Street
          Indianapolis, Indiana  46204
          Telecopier No.:  (317) 685-7221              .1%

     LIMITED PARTNERS

          Macerich EQ Limited Partnership
          233 Wilshire Boulevard, Suite 700
          Santa Monica, California  90401
          Telecopier No.:  (310) 395-2791            49.9%

          SDG EQ Developers Limited Partnership
          c/o Simon DeBartolo Group
          National City Center
          115 West Washington Street
          Indianapolis, Indiana  46204
          Telecopier No.:  (317) 685-7221            49.9%

          2.2 INITIAL CAPITAL CONTRIBUTIONS. The initial Capital Contributions ("INITIAL CAPITAL CONTRIBUTIONS") of the Parties shall be made as follows:

               (a) Concurrently with the execution of the Purchase Agreement by the Underlying Partnership, each Party shall deliver to Equitable (the seller of the Properties), as a contribution to the Partnership, and as a contribution by the Partnership to the Underlying Partnership, a clean, irrevocable letter of credit in the amount of $12,500,000 each naming Equitable as beneficiary (such letters of credit to satisfy the "Deposit" requirement under the Purchase Agreement). For this purpose, each of SDG and Macerich shall be deemed to have contributed to each of SSPE and MSPE, respectively, a portion of each such letter of credit representing each's proportionate interest in the Partnership, which letters of credit shall be deemed contributed by to the Partnership by SSPE and MSPE.

               (b) Each Party hereby agrees to contribute to the capital of the Partnership, as a Capital Contribution, an amount equal to fifty percent (50%) of the Closing Funding Requirement (as defined below), subject, however, to the remaining provisions of this SECTION 2.2. As used herein, the term "CLOSING FUNDING REQUIREMENT" shall mean the sum of (i) all amounts required to be deposited by the Underlying Partnership with Escrow Agent pursuant to the Purchase Agreement in order to close the transaction thereunder, including amounts due to Equitable under the Purchase Agreement as the purchase price consideration paid for the Underlying Properties and the Underlying Partnership's share of all closing costs and expenses required to be deposited with and paid through Escrow Agent pursuant to the Purchase Agreement (the "ESCROW CLOSING REQUIREMENT"), (ii) all out-of-pocket costs and expenses paid or payable to Persons other than the Underlying Partnership, any Partner or any Affiliate thereof (other than those amounts described in CLAUSE (i) above) that have been and/or will be incurred by the Underlying Partnership, the Partnership, the Partners and the Partners' respective Affiliates in connection with the formation of the Partnership and the Underlying Partnership and investigating and acquiring the Properties (including, without limitation, costs incurred in connection with the negotiation of the Purchase Agreement and this Agreement and all out-of-pocket due diligence costs and fees (collectively, "DUE DILIGENCE, FORMATION AND ACQUISITION COSTS"), and (iii) the amount set forth in the Original Approved Pre-Closing Budget (as defined below) for the funding of the Underlying Partnership's initial capital improvement and operating reserve (as such amount may be adjusted by the mutual consent of the Partners in their sole and absolute discretion) (the "INITIAL RESERVE REQUIREMENTS").

               (c) Attached hereto as SCHEDULE 1 is a budget (the "ORIGINAL APPROVED PRE-CLOSING BUDGET") reflecting the Partners' best and good-faith estimate of all Due Diligence, Formation and Acquisition Costs that will be incurred in connection with the Partnership and Underlying Partnership's formation and the acquisition of the Properties. In the event that any Party incurs Due Diligence, Formation and Acquisition Costs in excess of that budgeted in the Original Approved Pre-Closing Budget, the written approval of the other Party shall be required before such additional amount may be included in the Closing Funding Requirement. In the event that a Party requests in writing that the other Party approve any such additional expenditure or cost and the other Party fails to disapprove of the same in writing (together with its specific written objections thereto) within five
(5) business days after its receipt of such request, such expenditure or cost shall be deemed approved (but in each case only if such written request specifically advises the Party that failure to respond within such five (5) business day period will result in such deemed approval).

               (d) Each of the Parties separately agrees to deposit its portion of the Escrow Closing Requirement in escrow in good funds with Escrow Agent at least one (1) business day prior to the Underlying Partnership's acquisition of the Underlying Properties. Notwithstanding the foregoing, each Party shall be permitted to deposit its portion of the Escrow Closing Requirement into a separate escrow established with such Escrow Agent, which escrow shall be solely for such Party's benefit until the closing of the acquisition of the Underlying Properties, and shall be terminable solely by such Party (provided that any such termination shall not relieve or release such Party of its obligations hereunder, if any). Concurrently with such Party's deposit of its portion of the Escrow Closing Requirement in escrow, such Party shall enter into escrow instructions with Escrow Agent authorizing Escrow Agent to transfer such amounts into the escrow established for the purchase and sale of the Underlying Properties upon the satisfaction of all conditions precedent for the closing of such purchase and sale. Such escrow instructions shall also provide that if the closing of the purchase and sale of the Underlying Properties does not occur on or before the date set forth in SECTION 10.1(h), the escrow shall terminate and all sums held therein (together with any interest actually earned thereon) shall be immediately returned to such Party (whereupon such Party shall have no further liability or duty hereunder with respect to the making of such portion of the Escrow Closing Requirement), unless Escrow Agent receives written instructions from such Party to extend such escrow. Any interest earned on amounts placed in escrow prior to such closing shall accrue for the benefit of the Party depositing same. Each Party shall deposit into the Partnership accounts designated by the Operating Committee prior to the acquisition of the Underlying Properties such Party's share of the Initial Reserve Requirement. The Parties shall meet and shall exchange invoices and other evidence of Due Diligence, Formation and Acquisition Costs incurred by each of them or their Affiliates in connection with the purchase and sale transaction. Once the Parties have agreed upon all Due Diligence, Formation and Acquisition Costs, the Party who incurred the lesser amount of Due Diligence, Formation and Acquisition Costs shall promptly pay to the other Party an amount sufficient to reimburse such other Party for the share of Due Diligence, Formation and Acquisition Costs incurred by such other Party in excess of its combined 50% share, it being the intention of the Parties that all Due Diligence, Formation and Acquisition Costs be shared by the Parties equally.

               (e) Notwithstanding anything else to the contrary contained in this Agreement, if the Purchase Agreement is terminated or the purchase and sale of the Underlying Properties fails to occur, each Party shall bear fifty percent (50%) of the aggregate Due Diligence, Formation and Acquisition Costs. If a Party has paid a disproportionate share of the aggregate Due Diligence, Formation and Acquisition Costs, the other Party shall pay to such Party the amount necessary such that each Party bears such costs in the foregoing proportions, which payment shall be made within fifteen (15) days after delivery of written notice, together with reasonably detailed supporting documentation. Each Party agrees to provide to the other Party such documentation as is reasonably necessary to substantiate such costs incurred by such Party. Nothing contained in this SECTION 2.2(e) shall limit or impair any right or remedy that a Party may have against any other Party as a result of such other Party's breach of any obligation such other Party may have under this Agreement to make its Initial Capital Contribution.

          2.3  ADDITIONAL CAPITAL CONTRIBUTIONS.

               (a) Additional capital contributions ("ADDITIONAL CAPITAL CONTRIBUTIONS") may be called for in accordance with this SECTION 2.3. The Executive Committee may call for Additional Capital Contributions for any reason. Additional Capital Contributions may also be called for by either Party if necessary in order to fund Cash Flow Shortfalls or Budgeted Capital Items and for no other reason without the approval of the Executive Committee. Except as otherwise provided in SUBSECTION (b) below, Additional Capital Contributions shall be made upon written demand by the requesting Party upon the other Party, or by the Executive Committee upon the Parties, as the case may be, from time to time, shall be payable in proportion to the Percentage Interests of the Parties, and shall be contributed by the Parties within ten (10) business days of the receipt of the notice hereinbefore described, which notice shall state the amount of such Additional Capital Contribution required from each Party.

               (b) Each Party agrees to make all Additional Capital Contributions required to be made in accordance with this Agreement within the ten (10) business day period described in SUBSECTION (a) above; PROVIDED THAT, any Party may, during such ten (10) business day period, request that the Partnership seek third party financing (in lieu of the Parties making Additional Capital Contributions) to satisfy the Partnership's cash need. In the event that either Party makes such request, the period of time within which the Additional Capital Contributions must be made will be extended as hereinafter provided, and the Partnership shall use its commercially reasonable efforts to secure third party financing at commercially reasonable rates to satisfy the Partnership's cash needs. If the Partnership is unable to secure any such financing on terms that are mutually acceptable to and approved by the Parties within thirty (30) days after any Party's request to fund the required amounts via third party financing, the Additional Capital Contributions shall immediately become due and payable within five (5) business days after the expiration of such thirty (30) day period. If any Party fails to make its share of the Additional Capital Contributions within the said five (5) business day period, then the terms and provisions of SUBSECTION (c) below shall apply.

               (c) If a Party fails to make its share of any required Additional Capital Contributions after the Partnership has been unable to secure third party financing approved by both Parties pursuant to SUBSECTION
(b) above, then such Party (the "NONCONTRIBUTING PARTY") shall be a Defaulting Party hereunder, and the other Party (a "CONTRIBUTING PARTY") who has made its share of such Additional Capital Contributions may elect to give notice to the Noncontributing Party of its default hereunder. If such Noncontributing Party cures such default within the cure period set forth in
SECTION 5.14(a) hereof, it shall thereupon become a Contributing Party. If such Noncontributing Party fails to cure such default within the cure period set forth in SECTION 5.14(a) hereof, then the Contributing Party may, in its sole discretion and without limitation on its other rights and remedies under this Agreement, elect to exercise its rights under the following SUBSECTIONS
(d) or (e) of this SECTION 2.3 (subject to the terms and conditions set forth in said SUBSECTIONS (d) and (e)).

               (d) The Contributing Party shall have the right to withdraw all of its Additional Capital Contribution immediately after the expiration of the Noncontributing Party's cure period. Any Contributing Party that withdraws its Additional Capital Contribution in compliance with this provision shall not be deemed a Defaulting Party by reason of such withdrawal.

               (e) The Contributing Party shall have the right to make a Default Loan to the Partnership pursuant to SECTION 2.4 equal to 100% of the Noncontributing Party's share of the Additional Capital Contributions that it failed to contribute.

          2.4  DEFAULT LOANS.

               (a) Without limitation on any other rights and remedies of the Partners, if a Noncontributing Party shall have failed to timely pay its portion of the Closing Funding Requirement as provided in SECTION 2.2 or to make any Additional Capital Contributions as required pursuant to this Agreement, and fails to cure such default after receiving notice thereof within the applicable cure period provided under SECTION 5.14(a) hereof, the Contributing Party may advance the amount of such delinquency to the Partnership and direct the Partnership to pay the party or parties (which party or parties may be a Partner (or Affiliate of a Partner) hereunder, including the Contributing Party (or an Affiliate of the Contributing Party) making such advance, if such amount is owed to such Person) to whom the same is owed. Any such advance shall be treated as a loan (a "DEFAULT LOAN") by such Contributing Party to the Partnership, payable on demand, and shall bear interest at the Base Rate plus three percent (3%) per annum (compounded monthly as of the last day of each calendar month) from the date of such loan to the date of payment in full. In addition and without limitation on the foregoing, the making of such Default Loan shall also create an obligation on the part of the Noncontributing Party to contribute to the Partnership an amount equal to the amount of the Default Loan (together with interest at the aforesaid rate) made by the Contributing Party to the Partnership. As used herein, the term "BASE RATE" shall mean the commercial loan rate of interest announced publicly from time to time by Chase Manhattan Bank in New York, New York as such bank's "prime rate", as from time to time in effect, such interest rate to change monthly as of the first day of the calendar month next succeeding the calendar month in which a change in Base Rate occurs; PROVIDED THAT, if such rate is unavailable for any reason, then the parties shall meet and agree upon a different bank's "prime rate" or "reference rate" to serve as the Base Rate hereunder.

               (b) The Contributing Party shall give written notice to the Noncontributing Party of the making of any Default Loan, and the Noncontributing Party may contribute the amount of such advance (plus all accrued interest) to the Partnership at any time (and shall contribute such amount at the time prescribed by SECTION 10.2 hereof). The Partnership shall immediately pay such amounts received from the Noncontributing Party to the Contributing Party. Such payments by the Noncontributing Party to the Partnership and from the Partnership to the Contributing Party shall be applied first against accrued interest and then against the principal of the Default Loan until the repayment in full of principal and accrued interest on the Default Loan. Notwithstanding any provision to the contrary herein, at any time when a Default Loan shall be outstanding, all distributions of Net Cash Flow by the Partnership from and after the making of such Default Loan shall be made as follows: FIRST, all such distributions to which the Contributing Party would normally (i.e., but for the effect and operation of the provisions set forth in this SECTION 2.4) be entitled to receive under
SECTION 3.1 shall be calculated and made to such Contributing Party; SECOND, the balance, if any, shall be paid by the Partnership directly to the Contributing Party to be applied first against interest and then against principal of the Default Loan; and THIRD, the balance, if any, shall be paid to the Noncontributing Party in respect of the amounts to which it would normally (i.e., but for the effect and operation of the provisions set forth in this SECTION 2.4) be entitled to receive under SECTION 3.1 (and to the extent such amounts, if any, paid to the Noncontributing Party are less than the amounts which the Noncontributing Party would normally be entitled to receive under SECTION 3.1, such deficiency shall forever be forfeited by the Noncontributing Party and it shall have no right to recoup or recover the same out of future distributions hereunder). Only upon the payment in full of the principal of and all accrued interest on a Default Loan shall the Noncontributing Party's Event of Default with respect to which the Default Loan was made be deemed cured and after such cure, provided no other Event of Default of the Noncontributing Party then exists, the Noncontributing Party's rights under this Agreement shall be immediately reinstated.

               (c) Upon request by the Contributing Party at any time from the date of the Contributing Party's advance pursuant to SUBSECTION (a) above until any such Default Loan shall be repaid in full by cash payment, the Noncontributing Party shall, on its own behalf and/or on behalf of the Partnership, execute any and all documents reasonably requested by the Contributing Party, including, without limitation, promissory notes or such other documentation as may be necessary to reflect and perfect the Contributing Party's rights under this SECTION 2.4 (and for such purpose the Noncontributing Party hereby appoints the Contributing Party its true and lawful attorney-in-fact with full power of substitution to execute and deliver such documents on behalf of such Noncontributing Party, which power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death, dissolution or otherwise).

          2.5  OTHER MATTERS.

               (a) Except as otherwise provided in this Agreement, no Party shall demand or receive a return of its Capital Contributions or withdraw from the Partnership without the consent of all Partners. Under circumstances requiring a return of any Capital Contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

               (b) No Partner shall receive any interest, salary, or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Partnership or otherwise in its capacity as Partner, except as otherwise provided in this Agreement. No Partner shall be entitled to interest on its Capital Contributions or on such Partner's Capital Account.

          2.6 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions to the Partnership shall be deemed asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. Without limiting the generality of the foregoing, a deficit capital account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

          2.7 THIRD PARTY FINANCING. Except as otherwise provided herein to the contrary, the Partnership may obtain, on its own behalf, upon the approval of the Executive Committee, all additional money and funds necessary, at any time, to develop, construct, acquire and operate the Partnership Assets. No Partner or Affiliate of a Partner shall be required to guaranty or make any other financial commitment with respect to any debt or other obligation of the Partnership. The Operating Committee shall use commercially reasonable efforts to obtain, on behalf of the Partnership, all additional money and funds necessary, at any time, to conduct the business of the Partnership that cannot be funded through the resources of the Partnership.

                                   ARTICLE 3

                                 DISTRIBUTIONS

          3.1 DISTRIBUTIONS. As soon as practicable after the approval by the Executive Committee of the quarterly statements of Net Cash Flow prepared and delivered pursuant to SECTION 4.3, the Partnership shall distribute such portion of the Net Cash Flow of the Partnership for the quarterly period covered by each such statement as the Executive Committee or Operating Committee may elect to distribute (which shall not, in any event, equal less than ninety percent (90%) of the total Funds From Operations for such quarterly period), to the Partners pro rata in accordance with their respective Percentage Interests, subject to the alternative allocations set forth in SECTION 2.4(b) in the event that a Default Loan is then outstanding. Notwithstanding the foregoing, the Executive Committee shall approve for each period a distribution sufficient to satisfy the requirements of SECTION 5.6(f) hereof.

          3.2 DISTRIBUTIONS AFTER DISSOLUTION. Notwithstanding the provisions of SECTION 3.1 to the contrary, all distributions of Net Cash Flow to be made from and after the dissolution of the Partnership shall be made in accordance with the provisions of ARTICLE 10.

          3.3  TIMING OF DISTRIBUTIONS AMONG PARTNERS.  Except as provided in
SECTION 6.3, all distributions of cash shall be distributed to the Persons who are Partners on the day such distribution is made.


                                      ARTICLE 4

               ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS

          4.1 ALLOCATIONS. The Net Income, Net Loss and/or other Tax Items of the Partnership shall be allocated pursuant to the provisions of the Allocations Exhibit.

          4.2 ACCOUNTING, BOOKS AND RECORDS. The Partnership shall maintain or cause to be maintained at its Principal Office (with full and complete copies thereof to be delivered to and maintained at the offices of the Simon DeBartolo Group at 115 West Washington Street, Indianapolis, Indiana 46204) separate books of account for the Partnership which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of the Partnership business in accordance with generally accepted accounting principles consistently applied and, to the extent inconsistent therewith, in accordance with this Agreement. The Partnership shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its book accordingly. Each Partner shall, at its sole expense, have the right, at any time, without notice to any other Partner, to examine, copy, and audit the Partnership's books and records during normal business hours.

          4.3  REPORTS.

               (a) IN GENERAL. The Operating Committee shall be responsible for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Accountants.

               (b) REPORTS. Within sixty (60) days after the end of each Fiscal Year and within thirty (30) days after the end of each of the first three (3) fiscal quarters, and within thirty (30) days after the end of each calendar month, the Operating Committee shall cause each Executive Committee Member to be furnished with a copy of the balance sheet of the Partnership as of the last day of the applicable period, and a statement of income or loss for the Partnership for such period. In addition, concurrently with the delivery of the quarterly and year-end financial statements referred to in the preceding sentence, the Operating Committee shall cause each Executive Committee Member to be furnished with a copy of a statement setting forth the calculation of the Net Cash Flow (if any) for such prior quarterly period, and setting forth the calculation of all amounts to be distributed to the Partners pursuant to SECTION 3.1 or SECTION 10.2, as the case may be. Annual statements shall also include a statement of the Partners' Capital Accounts and changes therein for such Fiscal Year. Annual statements shall be audited by the Accountants, and shall be in such form as shall enable the Partners to comply with all reporting requirements applicable to either of them or their Affiliates under the Securities Exchange Act of 1934, as amended. All quarterly and annual statements shall be subject to the approval of the Executive Committee, and no action shall be taken with respect thereto until such approval has been given. The Operating Committee shall also cause to be prepared such reports and/or information as are necessary for the Partners (or any Persons who directly or indirectly own interests in the Partners) to determine their qualification as a REIT and their compliance with all requirements to qualify as a REIT or as may be required by any lender of the Partnership.

          4.4 TAX RETURNS; INFORMATION. The Operating Committee shall arrange for the preparation and timely filing of all income and other tax returns of the Partnership. Within ninety (90) days after the end of each Fiscal Year, the Operating Committee shall cause the Accountants to prepare the Partnership's tax returns for approval and execution by the Operating Committee. The Operating Committee shall furnish to each Partner a copy of each approved return, together with any schedules or other information which each Partner may require in connection with such Partner's own tax affairs. The Partnership shall be treated and shall file its tax returns as a partnership for federal, state and municipal income tax and other tax purposes. Upon request of any Partner, any elections made pursuant to this Agreement under the provisions of the Code or similar provisions hereafter enacted shall be evidenced by appropriate filings with the Internal Revenue Service on behalf of the Partnership.

          4.5 SPECIAL BASIS ADJUSTMENT. In connection with any Transfer of a Partnership Interest permitted under ARTICLE 6, the Operating Committee shall cause the Partnership, at the written request of the transferor or the Transferee, but only upon the approval of the General Partners, on behalf of the Partnership and at the time and in the manner provided in Regulations
Section 1.754-1(b), to make an election to adjust the basis of the Partnership's property in the manner provided in Sections 734(b) and 743(b) of the Code, and the Transferee shall pay all costs incurred by the Partnership in connection therewith, including reasonable attorneys' and accountants' fees.

          4.6 TAX MATTERS PARTNER. MSPE is specially authorized and appointed to act as the "Tax Matters Partner" under the Code and in any similar capacity under state or local law; PROVIDED, HOWEVER, that it shall exercise its authority in such capacity subject to all applicable terms and limitations set forth in this Agreement. Notwithstanding the foregoing, the Tax Matters Partner shall not, without the prior written approval of the other General Partner, (i) make any tax election on behalf of the Partnership, (ii) take any action with respect to any federal, state or local contest of any partnership item (as defined in Section 6231(a)(7) of the Code (or any successor thereto) (and comparable provisions of state and local income tax laws) of the Partnership, or (iii) take any action with respect to any audit of any federal, state or local income tax return or income tax report filed by or on behalf of the Partnership.

                                   ARTICLE 5

                                  MANAGEMENT

          5.1 EXECUTIVE COMMITTEE. The Partnership shall at all times have an executive committee (the "EXECUTIVE COMMITTEE") composed of two individuals (the "EXECUTIVE COMMITTEE MEMBERS") who shall vote on Major Decisions and oversee the performance of the Operating Committee.

               (a)  MEMBERSHIP AND VOTING.

                    (i) MEMBERSHIP. The Executive Committee will consist of two (2) Executive Committee Members, with one (1) Executive Committee Member appointed by each General Partner. Concurrently with the execution and delivery of this Agreement, the General Partners have notified one another in writing of their respective initial appointed Executive Committee Member. Each General Partner may, at any time, appoint an alternate Executive Committee Member by prior written notice to the other General Partner's appointed Executive Committee Member and such alternates will have all the powers, authority and duties of a regular Executive Committee Member in the absence or inability of a regular Executive Committee Member to serve. In no event, however, shall the other Executive Committee Member be under any obligation to make inquiries as to, or verify or confirm, any such absence or inability to serve of a regular Executive Committee Member, it being understood and agreed that the Executive Committee Members shall be entitled to rely upon and accept an alternate Executive
     Committee Member's assertion of the absence or inability to serve of the regular Executive Committee Member in question. Each General Partner shall cause its appointed Executive Committee Member and alternate Executive Committee Member to comply with the terms of this Agreement. Each General Partner will have the power to remove its Executive
     Committee Member or alternate Executive Committee Member appointed by it by written notice to the other General Partner's Executive Committee Member. Vacancies on the Executive Committee will be filled by appointment by the General Partner that appointed the Executive
     Committee Member previously holding the position that is then vacant.
     The General Partners may mutually agree to increase or decrease the size of the Executive Committee proportionately, from time to time. Notices to an Executive Committee Member shall be delivered to such Person's attention at the address set forth in SECTION 2.1 for the General
     Partner that appointed such Executive Committee Member, and in the manner prescribed in SECTION 11.1. No appointment or removal by a General Partner of an Executive Committee Member or alternate Executive Committee Member shall be effective until written notice of such action is received or deemed received pursuant to SECTION 11.1 by the Executive Committee Member of the other General Partner. Each General Partner, its Limited Partner affiliate, and its respective Executive Committee Member and alternate Executive Committee Member, when dealing with the other General Partner's respective Executive Committee Member and alternate Executive Committee Member, (i) shall be entitled to rely upon and accept the written act, approval, consent or vote of each of such other General Partner's then-appointed Executive Committee Member and alternate Executive Committee Member, and (ii) shall be under no obligation to make any inquiries in order to verify or confirm any of such written acts, approvals, consents or votes.

               (ii) VOTING. Each Executive Committee Member shall have one vote on any decision of the Executive Committee. An Executive Committee Member may give a written proxy to another Executive Committee Member to vote on such Executive Committee Member's behalf in such Executive Committee Member's absence. Except as expressly provided to the contrary in this Agreement, all actions, decisions, capital calls, determinations, waivers, approvals and consents to be taken or given by the Executive Committee must be unanimously approved by the Executive Committee Members (whether or not present at the meeting at which such vote occurs).

               (b) MEETINGS OF THE EXECUTIVE COMMITTEE; TIME AND PLACE. Unless otherwise agreed by the Executive Committee, regular meetings of the Executive Committee shall be held no less often than quarterly at such time and at such place as the Executive Committee shall determine. At such regular meetings, the Operating Committee shall report on the financial performance and condition of the Partnership on a year-to-date basis (including cash flows, reserves, outstanding loans, and compliance efforts), progress on capital projects, material contracts entered into, material litigation, marketing and leasing efforts, deviations from any Budget and such other matters relevant to the management and operation of the Partnership and the Properties. Special meetings of the Executive Committee shall be held on the call of any Executive Committee Member; provided that at least three (3) business days' notice is given to all Executive Committee Members (unless written waiver of this requirement by all Executive Committee Members is obtained). A quorum for any Executive Committee meeting shall consist of not less than two (2) Executive Committee Members (one appointed by each General Partner) present either in person or by proxy. The Executive Committee may make use of telephones and other electronic devices to hold meetings; provided that the Executive Committee Members participating in such meeting can hear one another. The Executive Committee may act without a meeting if the action taken is reduced to writing and approved by the Executive Committee in accordance with the other voting provisions of this Agreement. Written minutes shall be taken at each meeting of the Executive Committee. However, any action taken or matter agreed upon by the Executive Committee shall be deemed final, whether or not written minutes are ever prepared or finalized.

               (c) MAJOR DECISIONS. No action shall be taken, no sum shall be expended and no obligation shall be incurred by the Operating Committee or any property manager with respect to any matter affecting the Partnership which is within the scope of a Major Decision unless such Major Decision shall have been approved by the Executive Committee in advance in writing. A "MAJOR DECISION" shall mean any decision:

                    (i) to sell, assign, transfer, exchange, grant easements over, or otherwise convey or dispose of, any of the Partnership Properties, or any portion thereof or any material interest therein, or to lease or license the Partnership's entire interest in any of the Partnership Properties;

                    (ii) to acquire any Partnership Property or any option or interest therein, and to appoint a property manager with respect to each such Partnership Property;

                    (iii) to approve or make any change to any Budget or marketing plan for the Partnership or any of the Partnership Properties;

                    (iv)  to amend this Agreement;

                    (v) to borrow money or to apply for, execute, grant or modify any mortgage, pledge, deed of trust, financing statement, encumbrance or other hypothecation or security agreement affecting the Partnership Assets or any portion thereof or any interest therein, except as otherwise may be provided in an approved Budget;

                    (vi) to approve proposals submitted to, or agreements entered into, or to authorize or give any consent with respect to any matter relating to zoning, rezoning variances, compliance with environmental laws, subdivision, modification of development rights or other land use matters which affect the Partnership or any of the Partnership Properties;

                    (vii)  to select and retain the Accountants;

                    (viii) to approve the Partnership's tax returns, or to make proposals to or to conduct any actions, litigation or other activities with federal or state taxing authorities;

                    (ix) to change or permit to be changed in any substantial way the accounting process and procedures employed in keeping the books of account or preparing financial statements with respect to the operation or management of the Partnership pursuant to this Agreement;

                    (x) to compromise or settle any claim for insurance proceeds, or any claim for payment of awards or damages arising out of the exercise of eminent domain by any public or governmental authority;

                    (xi) to make, execute or deliver on behalf of the Partnership any assignment for the benefit of creditors;

                    (xii) to dissolve, terminate or liquidate the Partnership, or to petition a court for the dissolution, termination or liquidation of the Partnership, except in accordance with this Agreement;

                    (xiii) to cause the Partnership, or any of the Partnership Properties to be subject to the authority of any trustee, custodian or receiver or to be subject to any proceeding for bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, relief of debtors, or similar proceedings;

                    (xiv) to obligate the Partnership as a surety, guarantor, indemnitor or accommodation party to any obligation;

                    (xv) to enter into, terminate, accept the surrender of, modify, amend, supplement, or give any material approval, consent or waiver on behalf of the Partnership under the Purchase Agreement or any of the loan documents relating to the Existing Financing; or

                    (xvi) to take any other action or decision that this Agreement provides may only be taken or made by the Executive Committee.

          5.2 NO INDIVIDUAL AUTHORITY. Except as otherwise expressly provided in this Agreement, no Partner, acting alone, shall have any authority to act for, or undertake or assume any obligation or responsibility on behalf of, any other Partner or the Partnership.

          5.3 OPERATING COMMITTEE. Unless otherwise agreed to by the General Partners, the management of the Partnership, subject to the restrictions on its authority set forth in SECTION 5.1, shall be vested in the operating committee (the "OPERATING COMMITTEE"). The Operating Committee shall be composed of two individuals (the "OPERATING COMMITTEE MEMBERS") who shall vote on all management issues relating to the business and operations of the Partnership.

               (a)  MEMBERSHIP AND VOTING.

                    (i) MEMBERSHIP. The Operating Committee will consist of two (2) Operating Committee Members, with one (1) Operating Committee Member appointed by each General Partner. Concurrently with the execution and delivery of this Agreement, the General Partners have notified one another in writing of their respective initial appointed Operating Committee Member. Each General Partner may, at any time, appoint one of its employees as an alternate Operating Committee Member by prior written notice to the other General Partner's appointed Operating Committee Member and such alternates will have all the powers, authority and duties of a regular Operating Committee Member in the absence or inability of a regular Operating Committee Member to serve. In no event, however, shall the other Operating Committee Member be under any obligation to make inquiries as to, or verify or confirm, any such absence or inability to serve of a regular Operating Committee Member, it being understood and agreed that the Operating Committee Members shall be entitled to rely upon and accept an alternate Operating Committee Member's assertion of the absence or inability to serve of the regular Operating Committee Member in question. Each General Partner shall cause its appointed Operating Committee Member and alternate Operating Committee Member to comply with the terms of this Agreement. Each General Partner will have the power to remove its Operating Committee Member or alternate Operating Committee Member appointed by it by written notice to the other General Partner's Operating Committee Member. Vacancies on the Operating Committee will be filled by appointment by the General Partner that appointed the Operating Committee Member previously holding the position that is then vacant. The General Partners may mutually agree to increase or decrease the size of the Operating Committee proportionately, from time to time. Notices to an Operating Committee Member shall be delivered to such Person's attention at the address set forth in SECTION 2.1 for the General Partner that appointed such Operating Committee Member, and in the manner prescribed in SECTION
     11.1. No appointment or removal by a General Partner of an Operating Committee Member or alternate Operating Committee Member shall be effective until written notice of such action is received or deemed received pursuant to SECTION 11.1 by the Operating Committee Member of the other General Partner. Each General Partner, its Limited Partner affiliate, and its respective Operating Committee Member and alternate Operating Committee Member, when dealing with the other General Partner's respective Operating Committee Member and alternate Operating Committee Member, (i) shall be entitled to rely upon and accept the written act, approval, consent or vote of each of such other General Partner's then-appointed Operating Committee Member and alternate Operating Committee Member, and (ii) shall be under no obligation to make any inquiries in order to verify or confirm any of such written acts, approvals, consents or votes.

                    (ii) VOTING. Each Operating Committee Member shall have one vote on any decision of the Operating Committee. An Operating Committee Member may give a written proxy to another Operating Committee Member or any Partner's employee to vote on such Operating Committee Member's behalf in such Operating Committee Member's absence. Except as expressly provided to the contrary in this Agreement, all actions, decisions, capital calls, determinations, waivers, approvals and consents to be taken or given by the Operating Committee must be unanimously approved by the Operating Committee Members (whether or not present at the meeting at which such vote occurs).

               (b) REPORTS AND MEETINGS OF THE OPERATING COMMITTEE; TIME AND PLACE. The Operating Committee shall report to the Executive Committee on activities undertaken by the Operating Committee, as required by the Executive Committee and this Agreement. Unless otherwise agreed by the Operating Committee, regular meetings of the Operating Committee shall be held monthly at such time and at such place as the Operating Committee shall determine.
Special meetings of the Operating Committee shall be held on the call of any Operating Committee Member; provided that at least three (3) business days' notice is given to all Operating Committee Members (unless written waiver of this requirement by all Operating Committee Members is obtained). A quorum for any Operating Committee meeting shall consist of not less than two (2) Operating Committee Members (one appointed by each General Partner) present either in person or by proxy. The Operating Committee may make use of telephones and other electronic devices to hold meetings; provided that the Operating Committee Members participating in such meeting can hear one another. The Operating Committee may act without a meeting if the action taken is reduced to writing and approved by the Operating Committee in accordance with the other voting provisions of this Agreement. Written minutes shall be taken at each meeting of the Operating Committee. However, any action taken or matter agreed upon by the Operating Committee shall be deemed final, whether or not written minutes are ever prepared or finalized. Operating Committee meetings may be attended by persons other than the Operating Committee Members (including other employees of the Partners and their Affiliates).

               (c) DUTIES OF THE OPERATING COMMITTEE. The Operating Committee shall be generally responsible for overseeing and managing the day-to-day business, operations and affairs of the Partnership and carrying out the duties delegated to it by the Executive Committee, and shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The Operating Committee may, in carrying out its duties, defend against lawsuits or other judicial or administrative proceedings brought against the Partnership, provided that it promptly notifies the Executive Committee of such action. The funds of the Partnership shall not be commingled with the funds of any other Person, and the Operating Committee shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership. The bank accounts of the Partnership shall be maintained in such banking institutions as are approved by the Operating Committee and withdrawals shall be made only in the regular course of Partnership business and as otherwise authorized in this Agreement on such signature or signatures as the Operating Committee may determine. The Operating Committee shall also have the duties imposed upon it elsewhere in this Agreement. The Operating Committee shall devote sufficient time, effort and managerial resources to the business of the Partnership as is reasonably required to fulfill its obligations hereunder.

          5.4 WARRANTED RELIANCE BY EXECUTIVE COMMITTEE MEMBERS AND OPERATING COMMITTEE MEMBERS ON OTHERS. In exercising their authority and performing their duties under this Agreement, the Executive Committee Members and the Operating Committee Members shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

               (a) one or more agents of the Partnership whom the Executive Committee Member or Operating Committee Member, as the case may be, reasonably believes to be reliable and competent in the matters presented; and

               (b) any attorney, public accountant, or other person as to matters which the Executive Committee Member or Operating Committee Member, as the case may be, reasonably believes to be within such person's professional or expert competence.

          5.5  INTENTIONALLY OMITTED.

          5.6 REIT STATUS. The Partners hereby acknowledge that Macerich and SDG (and/or certain Persons directly or indirectly owning interests in Macerich or SDG) are and intend to qualify at all times as a REIT, and that each such Partner's or other Person's ability to qualify as such will depend principally upon the nature of the Partnership's operations. Accordingly, the Partnership's operations shall be conducted at all times in a manner that will enable each of Macerich, SDG and each Person owning, directly or indirectly, interests in either Macerich or SDG to satisfy all requirements for REIT status under Sections 856 through 860 of the Code and the regulations promulgated thereunder to the extent possible. In furtherance of the foregoing (and not in limitation thereof), notwithstanding any other provision herein to the contrary, the Partnership shall conduct its operations in accordance with the following provisions at all times:

               (a) The Partnership shall not render any services to any lessee or sublessee or any customer thereof, either directly or through an "independent contractor" within the meaning of Section 856(d)(3) of the Code, if the rendering of such services shall cause all or any part of the rents received by the Partnership to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code;

               (b) The Partnership shall not own, directly or indirectly (taking into account the attribution rules referred to in Section 856(d)(5) of the Code), in the aggregate 10% or more of the total number of shares of all classes of stock, 10% or more of the voting power of all classes of voting stock or 10% or more of the assets or net profits of any lessee or sublessee of all or any part of any of the Properties or any Partnership Property;

              (c) No lease or sublease of any space at the Properties shall provide for any rent based in whole or in part on the "income or profits" within the meaning of Section 856(d)(2)(A) of the Code derived by any lessee or sublessee;

              (d) The Partnership shall not own more than 10% of the outstanding voting securities of any one issuer (as determined for purposes of Section 856(c)(5)(B) of the Code);

              (e) Neither the Partnership nor any Partner shall take any action (or fail to take any action permitted under this Agreement) that would otherwise cause the Partnership's and Underlying Partnership's gross income to consist of more than one percent (1%) of income not described in Section 856(c)(2) of the Code or more than ten percent (10%) of income not described in
Section 856(c)(3) of the Code, or cause any significant part of the Partnership Assets to consist of assets other than "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code;

               (f) The Partnership shall distribute to the Partners during each Fiscal Year an amount of cash such that the portion so distributed will equal or exceed 100% of the amount of Partnership taxable income, if any, to be allocated to the Partners with respect to such Fiscal Year distributed at the times required to prevent the imposition of an excise tax under Section 4981 of the Code; PROVIDED, HOWEVER, that if each such Partner's distributable share of any Net Cash Flow of the Partnership and its distributable share of any funds maintained in the Partnership reserves are insufficient to meet the aforesaid distribution requirement with respect to such Partner, then the Partnership shall have satisfied the foregoing distribution requirement with respect to such Partner upon distributing to it such distributable share of Net Cash Flow and funds maintained in the Partnership reserves. In no event shall the Partnership be required to borrow funds, or any Partner be required to contribute funds to the Partnership, in order to permit the Partnership to satisfy the foregoing distribution requirement. In no event shall the foregoing provisions of this SUBSECTION (f) adversely affect the allocation of, and Percentage Interest in, Net Cash Flow of any other Partner.

               (g) The Partnership shall not engage in any "prohibited transactions" within the meaning of Section 857(b)(6)(B)(iii) of the Code.

The Partners hereby acknowledge that the foregoing are the current guidelines applicable to the qualification of REITs. If and to the extent that any of the requirements to qualify for REIT status shall be changed, altered, modified or added to, then such changes, alterations, modifications or additions, as applicable, shall be deemed incorporated herein, and this SECTION 5.6 shall be deemed to be amended and modified as necessary to incorporate such changed, altered, modified or added REIT requirements.

          5.7  BUDGETS.

               (a) PREPARATION AND APPROVAL. As soon as reasonably possible hereafter, the Operating Committee shall prepare (or cause to be prepared) and submit to the Executive Committee for approval an interim operating budget (each an "INTERIM OPERATING BUDGET") for the management, leasing and operation of each Partnership Property through the end of Fiscal Year 1998. At least forty-five (45) days prior to the beginning of each Fiscal Year, the Operating Committee shall prepare and submit to the Executive Committee for approval a proposed budget (each an "ANNUAL BUDGET") for the management, leasing and operation of each Partnership Property for the next Fiscal Year. The Interim Operating Budgets and Annual Operating Budgets shall sometimes hereinafter be collectively referred to individually as a "BUDGET" and collectively as the "BUDGETS". The Executive Committee may approve or disapprove the entire Budget or certain cost items or categories of each Budget. If the Executive Committee disapproves any Budget or any cost item or category thereof, the Operating Committee shall meet within five (5) business days after the Executive Committee's disapproval and seek in good faith to agree upon an acceptable revision to such disapproved Budget(s) or cost item or category, as the case may be. Once revised, each such disapproved Budget shall be resubmitted to the Executive Committee for approval and such process shall continue until the Executive Committee has approved a Budget for each Partnership Property for the Fiscal Year in question. Such Budgets will be prepared by the Operating Committee and approved by the Executive Committee in good faith based upon estimates taking into account the most recent information then available to the Operating Committee. The Operating Committee shall update each Budget no less frequently than quarterly, and shall promptly submit any proposed revisions to such Budgets resulting from such updates to the Executive Committee for approval in the manner provided above for approval of the original Budgets.

               (b) OPERATIONS. The approved Budget for each Partnership Property shall be submitted to the property manager for such Partnership Property for implementation. The Operating Committee and property managers shall manage and operate each Property and each Partnership Property consistent with the approved Budget therefor (as may be updated from time to time in accordance with SUBSECTION (a) above). If the Executive Committee has not approved a Budget or any cost item or category of any Budget prior to the beginning of the next Fiscal Year, the Operating Committee shall substitute the Budget or the actual cost of such disapproved item or category incurred by the Partnership during the preceding Fiscal Year, if any; PROVIDED THAT, if any such item or category of expense is in the nature of utility expenses, personal or real property taxes, insurance expenses to be incurred in accordance with
SECTION 5.8 hereof, debt service due and payable under any loan of the Partnership, or any payments that the Partnership is required to make by law, then the Operating Committee shall substitute the reasonably anticipated costs of such items or categories of expense (based on the previous year's bills therefor, if available).

          5.8  INSURANCE.

               (a) COVERAGE. The Operating Committee shall procure and maintain, or cause to be procured and maintained, insurance sufficient to enable the Partnership to comply with applicable laws, regulations, and contractual requirements (including the requirements of Persons providing financing to the Partnership), including as a minimum, the following:

                    (i) Comprehensive general liability insurance covering each Partnership Property in the amounts and upon terms customary for businesses and assets comparable to such Partnership Property, and otherwise satisfactory to the Executive Committee;

                    (ii) With respect to completed improvements, fire and extended coverage insurance, and, whenever construction of any improvement is taking place, builders' risk insurance, in each case, on a replacement cost basis of not less than one hundred percent (100%) of the full replacement cost of such improvements;

                    (iii) Worker's compensation insurance as required by law including employer's liability;

                    (iv) Fidelity insurance in an amount to protect against losses due to employee dishonesty, theft by any other Partnership contractor, and mysterious disappearances; and

                    (v) Such additional insurance against other risks of loss to the Partnership Properties as, from time to time, may be required by any lender making a loan to the Partnership or which may be required by law.

              The Operating Committee shall furnish the Executive Committee, no less frequently than annually, a schedule of such insurance and copies of certificates evidencing the same. The Executive Committee must consent to the establishment or modification of any self insurance or deductibles which exposes the Partnership to uninsured liability. Each Partner shall be named as an additional insured to the Partnership's comprehensive general liability insurance policies.

          5.9 UNANIMOUS CONSENT. Notwithstanding anything to the contrary in this Agreement, the Partnership may take any action contemplated under this Agreement if approved by the unanimous consent of the General Partners.

          5.10 INDEMNIFICATION.

               (a) The Partnership shall, to the fullest extent permitted by law, indemnify any and all Indemnitees from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and costs), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the claim, demand, action, suit or proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification pursuant to this SECTION 5.10 shall be made only out of Partnership Assets, and no Partner shall be required to contribute or advance funds to the Partnership to enable the Partnership to satisfy its obligations under this SECTION 5.10.

               (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that it is entitled to indemnification by the Partnership pursuant to this
SECTION 5.10(b) with respect to such expenses and proceeding, and (ii) a written undertaking by or on behalf of the Indemnitee, to and in favor of the Partnership, wherein the Indemnitee agrees to repay the amount if it shall ultimately be adjudged not to have been entitled to indemnification under this
SECTION 5.10.

               (c) The indemnification provided by this SECTION 5.10 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as a matter of law or otherwise.

               (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Partners shall mutually determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the obligation to indemnify such Person against such liability under the provisions of this Agreement.

               (e) The provisions of this SECTION 5.10 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

          5.11 COMPENSATION AND REIMBURSEMENT. The Partnership shall not pay a Partner or an Affiliate of a Partner any fees or other compensation except as set forth in this Agreement or except as otherwise agreed by the Executive Committee. The Partnership will reimburse a Partner and its Affiliates for all reasonable actual out-of-pocket third party expenses incurred in connection with the carrying out of the duties set forth in this Agreement imposed upon such Partner or its Affiliates, provided such expenses are approved by the Executive Committee or are reflected in a Budget that has been approved by the Executive Committee, in each case upon the presentation of reasonable supporting documentation of the amount and purpose of such expenses.

          5.12 NO EMPLOYEES. The Partnership shall not have employees. Each Partner shall be solely responsible for all wages, benefits, insurance and payroll taxes with respect to any of its respective Executive Committee Members, Operating Committee Members or other employees.

          5.13 PERSONAL SERVICES CONTRACT. The Partners acknowledge and agree that except for their respective economic interests in the Partnership, each Partner's respective rights, powers and privileges as a Partner hereunder shall be deemed to be in respect of a personal services contract, and not an executory contract, under the United States Bankruptcy Code and any state insolvency or bankruptcy laws. Without limitation on the foregoing, each Partner confirms and agrees that one of the major factors that caused the Partners to form this Partnership and to enter into this Agreement was the personal trust and confidence each Partner reposed in the personal services, management skills and business experience of the other Partner. The Partners do not desire to, and agree that they shall not be required to, accept the exercise of management or control rights (including rights to give approvals or consents under this Agreement) by any party other than a Partner. Accordingly, in the event of a Bankruptcy of a General Partner or the withdrawal of a General Partner, such General Partner's Operating Committee Members and Executive Committee Members shall immediately be terminated and deemed removed from the Operating Committee and Executive Committee, respectively, and such General Partner shall have no right whatsoever to participate in the management or control of the Partnership; PROVIDED, HOWEVER, that such General Partner shall be entitled to all of the rights and benefits of an assignee of a partnership interest under the Act.

          5.14 Defaults and Remedies.

               (a) EVENTS OF DEFAULT. The occurrence of any of the following events by or with respect to a Partner of one Party or such Party (the "DEFAULTING PARTY"; and the other Party shall be referred to herein as a "NON-DEFAULTING PARTY," provided that neither a Partner of the other Party nor the other Party itself is already a Defaulting Party) shall be a default hereunder and if not cured within the applicable notice and cure period provided below, if any, such default shall constitute an "EVENT OF DEFAULT" hereunder:

                    (i) The failure of a Partner or Party to make any payment as required by this Agreement that is not cured within five (5) business days of written notice to such Partner or Party;

                    (ii) The failure of a Partner or Party to perform any of its other obligations under this Agreement or the breach by a Partner or Party of any of the terms of this Agreement, and a continuation of such failure or breach for more than thirty (30) days after notice by a Non-defaulting Party to the Defaulting Partner that such Defaulting Party has failed to perform any of its obligations under, or has breached, this Agreement; provided that if such failure or breach is of the nature that it can be cured but cannot reasonably be cured within such thirty (30) day period, such period shall be extended for up to an additional sixty (60) days so long as the Defaulting Party in good faith commences all reasonable curative efforts within ten (10) days of its receipt of such notice from the Non-defaulting Party and diligently and expeditiously continues its curative efforts to completion; or

                    (iii) The occurrence of a Bankruptcy with respect to a Partner or the withdrawal by a Partner.

               (b) REMEDIES. Upon the occurrence of any Event of Default, the Non-defaulting Party may elect to do one or more of the following:

                    (i)   Exercise its rights under SECTION 5.14(c);

                    (ii) Dissolve the Partnership and commence to liquidate its assets as provided in ARTICLE 10;

                    (iii) Enforce any covenant by the Defaulting Party to advance money or to take or forbear from any other action hereunder; or

                    (iv) Pursue any other remedy permitted by this Agreement or at law or in equity.

               (c) CHANGE OF GOVERNANCE OF PARTNERSHIP. In addition to any other rights or remedies which a Non-defaulting Party may have under this Agreement or under applicable laws with respect to an Event of Default, a Non-defaulting Party shall have the option to exercise the rights set forth below in this SECTION 5.14(c) in the event of the occurrence of any Event of Default. Upon the occurrence of an Event of Default, the General Partner of the Non-defaulting Party may elect, by giving written notice to the Defaulting Party, to assume the role of the "CONTROLLING PARTY" of the Partnership, and shall remain as such unless and until (i) the Partners otherwise agree,
(ii) such Controlling Party is removed as such pursuant to the foregoing provisions of this SECTION 5.14(c) by reason of its having become a Defaulting Party, or (iii) such Event of Default is cured. During the period of time that an Event of Default has occurred and is continuing, the General Partner of the Controlling Party shall have the authority to take exclusive charge and control of the Partnership free and clear of any and all restrictions (including any and all restrictions set forth in this ARTICLE 5 and any and all consent, voting or approval rights granted the Executive Committee, Operating Committee or any Partner, other than that of the Controlling Party) imposed by this Agreement, and the Defaulting Party's right to, acting alone, make certain decisions and take certain actions with respect to matters concerning the Partnership's management agreements with the Non-defaulting Party (or its Affiliates) as provided in SECTION 5.5 shall be suspended and the General Partner of the Controlling Party shall make all such decisions and take all such actions thereunder. The General Partner of the Controlling Party shall have the right to amend any fictitious business name statement, certificate of partnership, or any similar document to reflect such election and to provide that it is the sole Partner authorized to bind the Partnership, and to file or record any such amended documents and change the Partnership's Principal Office, and each Partner hereby grants to the General Partner of the Controlling Party its irrevocable power of attorney to do the same, which power of attorney shall be deemed to be a power coupled with an interest which may not be revoked until the termination and winding up of the Partnership. The provisions of this
SECTION 5.14(c) shall take precedence over any provision to the contrary set forth in this Agreement.

               (d) REMEDIES NOT eXCLUSIVE. No remedy conferred upon the Partnership or any Partner in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but rather each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.


                                      ARTICLE 6

                                Transfers of Interests

          6.1  RESTRICTIONS ON TRANSFERS.

               (a) Except as permitted in SECTION 6.1(b) or otherwise expressly permitted or required by this Agreement, no Partner shall Transfer all or any portion of its Partnership Interest, and no partner or other controlling entity or Person of a Partner shall directly or indirectly Transfer its ownership interest in such Partner or take any action which would have such an effect, without the unanimous prior written consent of the Partners, which consent may be withheld by a Partner in its sole and absolute discretion. Any Transfer or attempted Transfer by any Partner in violation of the preceding sentence shall be null and void and of no force or effect whatsoever. Each Partner hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the Partnership purposes and the relationship of the Partners and the Partnership. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable. Each Partner hereby further agrees to hold the Partnership and each Partner wholly and completely harmless from any cost, liability, or damage (including liabilities for income taxes and costs of enforcing this indemnity) incurred by any of such indemnified Persons as a result of a Transfer or an attempted Transfer in violation of this Agreement.

               (b) Notwithstanding anything to the contrary contained herein, the following Transfers shall be permitted under this Agreement without any consent being required from any Partner ("PERMITTED TRANSFERS"):

                    (i) Any Transfer of the entire Partnership Interest to an Affiliate of the respective Operating Partnership of the Partner, provided that the applicable Operating Partnership has a direct or indirect legal or beneficial ownership interest entitled to receive at least 25% of the dividends, distributions or other cash proceeds of such Affiliate;

                    (ii) Any transaction involving (1) the Transfer, issuance or redemption of stock or other equity securities of any direct or indirect corporate partner of a Partner, whether or not such Transfer, issuance or redemption occurs on any public stock exchange, (2) the Transfer, issuance or redemption of any partnership units in the respective Operating Partnership of the Partner, or (3) the direct or indirect Transfer, issuance or redemption of limited partnership interests in any Partner; PROVIDED THAT following any such transaction referred to in
     (1) - (3) of this SUBSECTION (ii), the entire Partnership Interest is owned by an Affiliate of the applicable Operating Partnership and the applicable Operating Partnership continues to have a direct or indirect legal or beneficial ownership interest entitled to receive at least 25% of the dividends, distributions or other cash proceeds of such Affiliate.

          6.2 TRANSFEREE REQUIREMENTS. In no event may any Partner Transfer its Partnership Interest pursuant to the provisions of this ARTICLE 6 or otherwise (i) to any person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of any provision of any mortgage or deed of trust (or note or bond secured thereby) constituting a lien against any Partnership Property or any part thereof, or of any other instrument, document or agreement to which the Partnership is a party or otherwise bound; (iii) in violation of applicable law; (iv) in the event such Transfer or issuance would cause any Partner who is a REIT (or any Person who, directly or indirectly, owns an interest in any Partner who is a REIT) to cease to comply with the requirements necessary to achieve REIT status; (v) if such Transfer would cause a termination of the Partnership for federal income tax purposes or would cause a constructive distribution to any Partner or to any partner of the Underlying Partnership under Section 752 of the Code; (vi) if such Transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes; (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); or (xiii) if such Transfer would, in the opinion of counsel to the Partnership, cause any portion of the Partnership Properties to constitute assets of any employee benefit plan pursuant to the Department of Labor Regulations Section 2510.2-101. As used in this Agreement, the term "TRANSFEREE" shall mean any approved Transferee pursuant to ARTICLE 6 hereof.

          6.3  PARTNERSHIP INTEREST LOANS.

               (a) GENERAL LOAN PROVISIONS. Each Partner shall have the right to pledge its entire Partnership Interest, and the proceeds thereof as security for a loan or loans (or a guaranty of a loan or loans to its partner or other controlling Entity or Person) under a credit facility and all other obligations under the related loan documents (collectively, a "PARTNERSHIP INTEREST LOAN OBLIGATIONS") and to obtain such loan or loans secured by its Partnership Interest and the proceeds thereof (all loans under a single credit facility being, collectively, a "PARTNERSHIP INTEREST LOAN") at any time during the term of this Agreement upon the following terms and conditions:

                    (i) there shall never be more than one Partnership Interest Loan with respect to each Partner's Partnership Interest outstanding at any time;

                    (ii) the Partnership Interest Loan Obligations may be secured by the Partner's Partnership Interest and the proceeds thereof but shall not be secured by or in any way collateralized by any of the Properties;

                    (iii) the Partnership Interest Loan shall be prepayable in full at any time, subject to customary notice and prepayment penalties;

                    (iv) the Partner obtaining or guaranteeing any such Partnership Interest Loan shall pay each other Partner's reasonable attorneys' fees incurred in connection with the review of the loan documents for each such Partnership Interest Loan with respect to the compliance of such loan documents with the conditions set forth in this
     SECTION 6.3;

                    (v) At the time such Partnership Interest Loan is incurred, no default or Event of Default by or with respect to the Partner obtaining the Partnership Interest Loan shall have occurred and be continuing under this Agreement;

                    (vi) The lender or lenders under each such Partnership Interest Loan shall be a bank, or other institutional lender, provided that in the case of a Partnership Interest Loan made by more than one lender (or in which there are one or more participants), the Partners and the Partnership shall be entitled to deal only with an agent or other representative for all such lenders (and their participants, if any, or, in the case of a Partnership Interest Loan held by a single lender in which there are one or more participants, shall be entitled to deal only with such lender) in connection with such Partnership Interest Loan and any notice given to such representative (or lender) shall be deemed notice to all lenders and participants, and any consent or approval by such representative (or lender) shall be deemed given by all lenders and participants);

                    (vii) The other Partners shall be reasonably satisfied that any loan by a Partner will not result in any adverse tax consequences to such Partners or the Partnership;

                    (viii) Any loan must be an arm's length "bridge" or other financing on terms customary for financings of that type or otherwise reasonably acceptable to the other Partners;

                    (ix) (a) The loan documents for each such Partnership Interest Loan shall not include terms or conditions which unreasonably (taking into account what is then customary in loan documents for similar loans with similar lenders) and adversely impact the Partnership's, the Underlying Partnership's, the Partners' or any property manager's ability to operate, manage or lease any Property or any Partnership Property; and
     (b) the loan documents for each such loan shall not include terms or conditions that grant the lender approval or consent rights with respect to the operation, management or leasing of any Property or any Partnership Property except, in the case of CLAUSES (a) and

     (b) immediately above, as approved by the other Partners, which approval shall not be unreasonably withheld;

                    (x) The loan shall not include any participation, contingent interest or equity conversion features (provided that the foregoing limitations shall not preclude the calculation or payment of any prepayment penalty based upon a yield maintenance or similar formula); interest on the loan shall be payable on a basis no less frequently than monthly (or, in the case of LIBOR loans, at the end of the interest period applicable thereto, but not less frequently than every three months);

                    (xi) A Partnership Interest Loan shall not cause a default under any agreement to which the Partnership or the Partner incurring or guaranteeing such Partnership Interest Loan (the "PLEDGING PARTNER") is a party or bound and the Pledging Partner shall have obtained all third party consents to such loan required to be obtained by it;

                    (xii) The loan documents shall provide that the lender or lenders (or such representative) will not exercise remedies thereunder except after giving written notice to the other Partners and the Partnership of any default under the loan documents concurrently with the giving of such notice to the defaulting Partner; the Pledging Partner shall agree that the loan documents shall not be amended, modified or supplemented without the other Partners' prior written consent; and the lender or representative shall, at any other Partner's request, enter into a separate agreement in form reasonably satisfactory to such other Partner, wherein the lender reasonably agrees to provide such other Partner and the Partnership with such notice; and

                    (xiii) Neither the Person making the Partnership Interest Loan, nor any Person participating in a Partnership Interest Loan, shall have made a loan to the Partnership or to the Underlying Partnership or secured by any Partnership Assets or any Underlying Partnership Assets.

               (b) Within a reasonable time after receipt of a request by the Partner obtaining a Partnership Interest Loan accompanied by a copy of the related loan documents, the other Partners shall certify whether the Partnership Interest Loan and the loan documents relating to such Partnership Interest Loan comply with the conditions set forth in CLAUSES (iii), (iv), (v), (vi), (vii),
(viii), (ix), (x), (xi) as to the Partnership only, (xii) and (xiii) of this
SECTION 6.3(a), which certification shall not be unreasonably withheld, and any such lender or representative may conclusively rely on such certification.

               (c) The Partnership shall notify the lender or representative of any failure by the Pledging Partner to make any payment to the Partnership or to any other Partner required under this Agreement. Notwithstanding anything herein to the contrary, the lender or lenders under the Partnership Interest Loan (or such representative) shall have the right (but not the obligation) to cure such default within 30 days after receipt of such notice by making such payment (which shall have the same effect as if such payment had been made by such Partner), and until the expiration of such 30 day period, the other Partners shall not exercise any of their rights and remedies hereunder or under the Act with respect to such default and, if and when such secured party makes the payment, such default shall be considered cured and shall cease to exist for all purposes of this Agreement and the Act.

               (d) Notwithstanding anything herein to the contrary, at any time after the date on which the Partnership receives written notice (a "PARTNERSHIP INTEREST LOAN DEFAULT NOTICE") from a lender or representative that an "event of default" of the Pledging Partner has occurred and exists under a Partnership Interest Loan and instructing the Partnership to make all future distributions or other payments then required to be made to the Pledging Partner under the Partnership Agreement or any Default Loan to such lender or representative until further notice from such lender or representative, such payments shall be made to such lender or representative notwithstanding receipt by the Partnership or any other Partner of any notice by the Pledging Partner (or any trustee or other person acting on its behalf) to the contrary. In addition, at any time after the date on which the Partnership receives a Partnership Interest Loan Default Notice and until such notice is rescinded by the lender or representative after all "events of default" of the Pledging Partner have ceased to exist, the Partnership shall provide to the lender or representative under the Partnership Interest Loan copies of all notices and reports being provided hereunder or under the Act to the Pledging Partner and such other information regarding the Properties or the Partnership Property and the operations, assets, liabilities and business of the Partnership as the lender or representative may reasonably request.

               (e) Upon any foreclosure of the security interest securing any Partnership Interest Loan Obligations, or any transfer in lieu thereof, (i) the secured party, purchaser, transferee or a designee thereof shall have the rights of an "assignee" of such Partnership Interest under the Act, including, without limitation, all rights of the Pledging Partner to (A) share in profits and losses of the Partnership, (B) receive distributions from the Partnership under
ARTICLE 3 or 10 or SECTION 7.3(b), 8.4 or 8.6(b) hereof or the other provisions of this Agreement or the Act and (C) all other economic rights of such Pledging Partner with respect to the Partnership Interest (including the right to receive any and all sale proceeds of the Partnership Interest if and when the Partnership Interest is sold in accordance with the provisions of this Agreement), and (ii) in all other respects the Pledging Partner shall continue as a Partner under this Agreement with all other rights hereunder (including, without limitation, the right to exercise any voting, management or other consensual rights), unless and until the secured party, purchaser, transferee or designee is admitted as a substitute Partner pursuant to SECTION 6.4 at such Person's request. Upon satisfaction by such secured party, purchaser, transferee or designee of the conditions set forth in Section 6.4, (i) such Person shall be admitted as a Partner and (ii) the Pledging Partner shall cease to be a Partner, in each case without the consent of any other Partner or other Person being required. Unless and until such secured party, purchaser, transferee or designee becomes a Partner under this Agreement, such secured party, purchaser, transferee or designee shall not be liable for any of the liabilities and obligations of the Partnership or such Pledging Partner, whether under this Agreement, the Act or otherwise, except as otherwise provided by law.

               (f) Any partner or other controlling Person of a Partner shall be entitled to grant a security interest to a lender or lenders (or representative) referred to in CLAUSE (vi) of SECTION 6.3(a) under a Partnership Interest Loan in the direct or indirect ownership interests that such partner or other Person holds from time to time in such Partner or the Partnership, provided that such security interest shall not be foreclosed (and no transfer in lieu thereof shall occur) at any time prior to foreclosure of the security interest in the Partnership Interest (or transfer in lieu thereof).

               (g) Notwithstanding anything herein to the contrary, the provisions of this SECTION 6 shall accrue to the benefit of all lenders and representatives under Partnership Interest Loans.

               (h) RIGHT OF PURCHASE. If any lender of a Partnership Interest Loan or any third party (each a "LOAN DEFAULT TRANSFEREE") should become an assignee of any Partner's Partnership Interest as a result of a default under any such Partnership Interest Loan, whether by or through foreclosure of its security interest in and to such Partnership Interest, assignment-in-lieu thereof, or otherwise, then a Partner of the other Party shall have a one-time right to purchase from the Loan Default Transferee such assignee's interest in the Partnership Interest on the terms and conditions of this SECTION 6.3(h). No later than five (5) business days after its acquisition of such assignee's interest in the Partnership Interest, the Loan Default Transferee shall deliver written notice (the "LOAN DEFAULT TRANSFER NOTICE") to the other Partners notifying such other Partners of the transfer, setting forth such Loan Default Transferee's address for notices and stating the credit bid, purchase price or other amount paid for the assignee's interest in the Partnership Interest (which amount may include the discharge of indebtedness in exchange therefor). The other Partners may then exercise its rights under this SUBSECTION (h) by delivering to the Loan Default Transferee, within 30 days after such other Partner's receipt of the Loan Default Transfer Notice, written notice stating its intention to purchase such assignee's interest in the Partnership Interest. The purchase price for the assignee's interest in the Partnership Interest shall equal the credit bid, purchase price or other amount paid by such Loan Default Transferee for such assignee's interest in the Partnership Interest as stated in the Loan Default Transfer Notice, plus interest thereon from the date that the Loan Default Transferee acquires title to the assignee's interest in the Partnership Interest until the date that the sale of the assignee's interest in the Partnership Interest to the other Partner is consummated at the default rate stated in the loan documents. If any other Partner exercises its option to purchase such assignee's interest in the Partnership Interest hereunder to such other Partner or its designee, the transfer of the assignee's interest in the Partnership Interest to the other Partner shall be consummated no later than the sixtieth (60th) day after the date of such Loan Default Transferee's receipt of the other Partner's written notice exercising such purchase option. The other Partner may designate an Affiliate of such Partner as the purchaser of such assignee's interest in the Partnership Interest. Upon the consummation of any transfer hereunder to such Partner or its designee, the Loan Default Transferee shall be released from any and all obligations and liability hereunder except for obligations, liabilities, duties and rights arising before such transfer which have not been determined or ascertained as of the date of transfer.

          Upon request by a Partner who is obtaining a Partnership Interest Loan in accordance with the provisions of this Section 6.3, the Partnership and the other Partners shall each execute and deliver to the lender or representative under such Partnership Interest Loan, in addition to the certifications contemplated by Section 6.3(b), such agreements and other documents as may be reasonably requested by such lender or representative in connection therewith, provided such agreements and other documents are consistent with the provisions of this Article 6.

          6.4 ADMISSION OF TRANSFEREE AS A PARTNER. No Transferee pursuant to the provisions of this ARTICLE 6 above shall become a substituted Partner until all of the following conditions have been satisfied, as applicable:

               (a) A certified copy of the instrument of transfer shall have been filed with the Partnership. The Transferee shall agree in writing for the benefit of the Partnership to be bound by all of the terms of this Agreement and to assume and perform all obligations and duties of the transferring Partner, and an executed, duplicate original of said assumption shall be delivered to the Partnership.

               (b) The proposed Partner shall have executed and acknowledged for recordation an amendment to this Agreement and the Statement of Partnership and such other instruments as the other Partners may reasonably deem necessary or desirable to effect such admission or substitution.

               (c) A transfer fee sufficient to cover all expenses in connection with such assignment and substitution (including reasonable legal and accounting fees) shall have been paid to the Partnership either by the Transferee or the transferring Partner.

               (d) The admission of a Transferee as a substituted Partner and any release of the transferring Partner shall not be a cause for dissolution of the Partnership under the Delaware Uniform Partnership Act. Each Partner hereby agrees in writing that the Partnership shall continue after such admission.

          6.5 ALLOCATIONS AND DISTRIBUTIONS UPON TRANSFERS. Upon the occurrence of a Transfer during any Fiscal Year, Profits, Losses, each item thereof, and all other items attributable to the Partnership Interest so transferred for such Fiscal Year shall be divided and allocated between the transferring Partner and the Transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Operating Committee. All distributions and allocations on or before the date of a Transfer shall be made to the transferring Partner, and all distributions and allocations thereafter shall be made to the Transferee. The Operating Committee and the Partnership shall incur no liability for making allocations and distributions in accordance with the provisions of this SECTION 6.5, whether or not the Operating Committee or the Partnership has knowledge of any Transfer of ownership of any interest in the Partnership.

                                      ARTICLE 7

                                       BUY-SELL

          7.1 BUY-SELL OFFERING NOTICE. Either Party may exercise its rights under this ARTICLE 7 at any time after a deadlock over a Buy-Sell Major Decision relating to one (1) of the Underlying Properties or Partnership Properties (the "SUBJECT PROPERTY") is not resolved within thirty (30) days after the Executive Committee meeting at which the same is voted upon; PROVIDED, HOWEVER, that in the case of an Underlying Property (i) such rights may only be exercised in connection with an in-kind distribution of such Underlying Property to the Partnership under Section 5.3 of the Underlying Partnership Agreement, and (ii) in the event of any such in-kind distribution, the Party whose Affiliate elected to cause such in-kind distribution shall be required to become the Initiating Party with respect to such Property hereunder. At any such time, either Party (the "INITIATING PARTY") may give written notice (the "OFFERING NOTICE") to the other Party (the "RESPONDING PARTY") of its intent to purchase all, but not less than all, of the Subject Property. The Offering Notice must be given within fifteen (15) days after the expiration of the thirty (30) day period described immediately above. In such event, the provisions set forth in this ARTICLE 7 shall apply. The Initiating Party shall specify in its Offering Notice the all cash purchase price ("PURCHASE PRICE") at which the Initiating Party would be willing to purchase a fifty percent (50%) undivided interest in the Subject Property free and clear of all debt secured by mortgages, deeds of trust and other security instruments thereon as of the date the Offering Notice is given ("DATE OF VALUE"). Once given, an Offering Notice may not be revoked or withdrawn by an Initiating Party without the written consent of the Responding Party, which consent may be withheld in its sole and absolute discretion. In no event shall either Party be permitted to give an Offering Notice initiating its buy-sell rights under this ARTICLE 7 more often than once in any twelve (12) successive month period.

          7.2 EXERCISE OF BUY-SELL. Upon receipt of the Offering Notice, the Responding Party shall then be obligated either:

               (a) To consent to the sale of a fifty percent (50%) undivided interest in the Subject Property to the Initiating Party for the Purchase Price; or

               (b) To purchase a fifty percent (50%) undivided interest in the Subject Property for the Purchase Price.

The Responding Party shall notify the Initiating Party of its election within thirty (30) days after the Date of Value. Failure to give notice within the required time period shall be deemed consent to the sale of the Subject Property to the Initiating Party. For purposes of this ARTICLE 7, the terms "PURCHASING PARTY" and "SELLING PARTY" shall mean, respectively, the Party who is obligated to purchase and the Party who is obligated to sell a fifty percent (50%) undivided interest in the Subject Property pursuant to either SECTION 7.2(a) or 7.2(b) (regardless of which Party is the Initiating Party and which Party is the Responding Party).

          7.3  CLOSING.

               (a) The Parties shall meet and exchange documents and pay amounts due, and otherwise do all things necessary to conclude the transaction set forth herein at the closing of such purchase (the "BUY-SELL CLOSING"). The Buy-Sell Closing shall occur at the office of the Purchasing Party's legal counsel at 9:00 a.m. on the first Wednesday after the ninetieth (90th) day after the Date of Value unless the day is a Saturday, Sunday, or national or state holiday and, in that event, on the next business day. At the Buy-Sell Closing, the Partnership shall distribute to each of the Initiating Party and the Responding Party a fifty percent (50%) undivided fee simple interest in the Subject Property. Immediately thereafter, the Purchasing Party shall purchase the interest of the Selling Party in the Subject Property for cash in an amount equal to the Purchase Price. At the Buy-Sell Closing, there shall be delivered to the Purchasing Party a duly executed and acknowledged deed in such form as may be appropriate and required to legally transfer such fee simple title in and to the Subject Property to the Purchasing Party, and shall also, upon the request of the Purchasing Party, concurrently therewith (or at any time and from time to time thereafter) be executed, acknowledged and delivered such other documents and records as the Purchasing Party determines are reasonably necessary or desirable to conclude the Buy-Sell Closing and to otherwise vest title in and to the Subject Property in the Purchasing Party and allow the Purchasing Party to develop, use, sell, rent, manage or operate the Subject Property (including, without limitation, assignments of leases, reciprocal easement and operating agreements, contracts, personal property and other rights or property of the Partnership necessary or useful in the management and operation of the Subject Property). Additionally, the Selling Party shall execute, acknowledge and deliver such other documents and records as the Purchasing Party determines are reasonably necessary or desirable to provide the Purchasing Party with the same rights and interests in the Subject Property as were granted to the Selling Party by the Partnership. The management agreement for the Subject Property shall be immediately terminated effective as of the day of the Buy-Sell Closing. Further, from and after the date of the Buy-Sell Closing, both the Partnership and the Selling Party shall be released from all obligations and liabilities accruing in connection with the Subject Property, and the Purchasing Party shall indemnify and hold the Partnership and the Selling Party harmless from and against any and all such obligations and liabilities accruing from and after the Buy-Sell Closing.

               (b) At the Buy-Sell Closing, each of the Purchasing Party and the Selling Party shall be responsible for the satisfaction of fifty percent (50%) of any debt secured by mortgages or deeds of trust against the Subject Property as of the Value Date and, if applicable, the "release price" necessary to release any mortgage or deed of trust securing the Existing Financing as of the Value Date. It is expressly understood and agreed that (i) the transfer of a Subject Property shall be reflected on the books and records of the Partnership and the Underlying Partnership as a partial transfer to the general partners of the Underlying Partnership, in accordance with their respective Percentage Interests therein, followed by a sale of such partial interest by the general partner that is an Affiliate of the Selling Party to the Purchasing Party (or its Assignee), and (ii) such satisfaction may occur through the assumption of such debt by the Purchasing Party, or the refinancing of such debt with new indebtedness secured by the Purchasing Party (in each case, with an appropriate reduction of amounts otherwise owed by the Purchasing Party to the Selling Party), or through other tax-efficient means agreed upon by the Partners. It is also expressly understood and agreed that the Buy-Sell Closing may be effected through the transfer of a duly executed and acknowledged deed directly from the Partnership or the Underlying Partnership, as the case may be, to the Purchasing Party (or its designee). The Purchasing Party shall be responsible for and pay all costs and expenses incurred in connection with the sale of the Subject Property; PROVIDED THAT, each Party shall bear its own attorneys' fees and further the Initiating Party shall pay any yield maintenance or other interest premium on the pay-off of such debt.

               (c) The Partners acknowledge and agree that each Subject Property is extraordinary and unique, and the provisions of this ARTICLE 7 shall be specifically enforceable.


                                      ARTICLE 8

                              EXIT CALL; PORTFOLIO SALE

          8.1 CALL RIGHTS. At any time from and after the date which is eighteen (18) months after the acquisition of the Underlying Properties by the Underlying Partnership, either Party may, without cause and in its sole and absolute discretion, elect to call for the Partnership to dissolve and the distribution of all Partnership Properties to the Partners in kind; PROVIDED, HOWEVER, that such election may only be made in connection with an election, pursuant to Section 10.01(e) of the Underlying Partnership Agreement, to liquidate the Underlying Partnership, in which case the Party whose Affiliate elected such liquidation shall be the "Exercising Party" hereunder. Such distribution by the Underlying Partnership shall be treated as occurring as follows: (i) first, as a distribution to the partners in the Underlying Partnership in accordance with their interests therein; and (ii) as a distribution by the Partnership of its assets (including its proportionate share of the Underlying Partnership Assets) to the Partners in accordance with their Partnership Interests. Any Party may exercise its right to call for the dissolution of the Partnership by delivering to the other Party written notice stating that it is exercising its call right under this ARTICLE 8 (a "CALL NOTICE"). The Party exercising its rights hereunder shall be referred to herein as the "EXERCISING PARTY" and the other Party shall be referred as the "NON-EXERCISING PARTY". Once a Call Notice is delivered, it cannot be rescinded or withdrawn except with the prior written consent of the Non-Exercising Party.

          8.2 PROCEDURES UPON CALL EXERCISE. Within fifteen (15) business days after the delivery of a Call Notice requiring the dissolution of the Partnership by the Exercising Party, the Partners shall meet (a "CALL DISSOLUTION MEETING") in order to determine and agree upon the fair market value of each Property (for purposes of this ARTICLE 8, any such property being referred to, individually, as a "CALL PROPERTY," and collectively, as the "CALL PROPERTIES"). It is expressly acknowledged and agreed that the Call Dissolution Meeting may occur over the course of a number of days and may be adjourned from time to time and reconvened upon the agreement of the Parties. If the Parties are unable to agree upon the fair market value of any Call Property within thirty (30) days after the first day of such Call Dissolution Meeting, the fair market value of such Call Property shall be determined in accordance with the appraisal process set forth in SECTION 8.5 below. Upon the determination of the fair market value of each Call Property, whether by agreement of the Parties or appraisal, the Call Properties will be distributed to the Parties as follows:

          (a) first, the Non-Exercising Party shall select a Call Property for acquisition;

          (b) second, the Exercising Party shall select a Call Property for acquisition; and

          (c) thereafter, the Non-Exercising Party shall select a Call Property for acquisition and the Parties shall alternate choices in such manner until all of the Call Properties have been allocated between the Partners.

If the total number of Call Properties is an odd number, then the Non-Exercising Party shall be permitted to elect, in its sole and absolute discretion, whether to acquire the final Call Property or to mandate that the Exercising Party acquire such final Call Property. The Call Properties to be acquired by the Exercising Party pursuant to this SECTION 8.2 shall be herein referred to each as an "EXERCISING PARTY'S PROPERTY" and collectively as the "EXERCISING PARTY'S PROPERTIES", and the Call Properties to be acquired by the Non-Exercising Party pursuant to this SECTION 8.2 shall be herein referred to each as a "NON-EXERCISING PARTY'S PROPERTY" and collectively as the "NON-EXERCISING PARTY'S PROPERTIES"

          8.3 CLOSING PROCEDURE. The Partners shall meet and exchange documents and pay amounts due, and otherwise do all things necessary to conclude the transactions set forth in this ARTICLE 8 at the closing (the "CALL CLOSING"). The Call Closing shall occur at the office of the Exercising Party's legal counsel at 9:00 a.m. on the first Wednesday after the thirtieth (30th) day following the day that the selection procedure described in SECTION 8.2 above shall have been completed (unless such day is a Saturday, Sunday, or national or state holiday and, in that event, on the next business day). At the Call Closing each of the Exercising Party and the Non-Exercising Party shall be responsible for the satisfaction of any debt secured by mortgages or deeds of trust against the Exercising Party's Properties and the Non-Exercising Party's Properties, respectively, as of such date and, if applicable, the "release price" necessary to release any mortgage or deed of trust securing the Existing Financing as of such date. It is expressly understood and agreed that such satisfaction may occur through the assumption of such debt, or the refinancing of such debt with new indebtedness, or through other tax-efficient means agreed upon by the Partners. Immediately thereafter, the Partnership shall (i) deliver to the Exercising Party a duly executed and acknowledged deed in such form as may be appropriate and required to legally transfer fee simple title in and to each Exercising Party's Property to the Exercising Party, and shall also, upon the request of the Exercising Party, concurrently therewith (or at any time and from time to time thereafter) execute, acknowledge and deliver such other documents and records as the Exercising Party determines are reasonably necessary or desirable to conclude the Call Closing and to otherwise vest title in and to the Exercising Party's Properties in the Exercising Party and allow the Exercising Party to develop, use, sell, rent, manage or operate the Exercising Party's Properties (including, without limitation, assignments of leases, reciprocal easement and operating agreements, contracts, personal property and other rights or property of the Partnership necessary or useful in the management and operation of the Exercising Partner's

Properties), and (ii) deliver to the Non-Exercising Party a duly executed and acknowledged deed in such form as may be appropriate and required to legally transfer fee simple title in and to each Non-Exercising Party's Property to the Non-Exercising Party, and shall also, upon the request of the Non-Exercising Party, concurrently therewith (or at any time and from time to time thereafter) execute, acknowledge and deliver such other documents and records as the Non-Exercising Party determines are reasonably necessary or desirable to conclude the Call Closing and to otherwise vest title in and to the Non-Exercising Party's Properties in the Non-Exercising Party and allow the Non-Exercising Party to develop, use, sell, rent, manage or operate the Non-Exercising Party's Properties (including, without limitation, assignments of leases, reciprocal easement and operating agreements, contracts, personal property and other rights or property of the Partnership or the Underlying Partnership necessary or useful in the management and operation of the Non-Exercising Party's Properties). The Partnership shall distribute to the Exercising Party all of the Exercising Party's Properties, and distribute to the Non-Exercising Party all of the Non-Exercising Party's Properties. In the event that the aggregate fair market value of the Exercising Party's Properties (less any debt assumed by the Exercising Party) and the aggregate fair market value of the Non-Exercising Party's Properties (less any debt assumed by the Non-Exercising Party), as determined pursuant to SECTION 8.6 below, are unequal, the Partnership shall designate one Call Property (the "DESIGNATED PROPERTY"), which Designated Property shall be deemed to have been distributed to the Exercising and Non-Exercising Parties in that proportion necessary to equate, as closely as possible, the fair market values of the Call Properties distributed to the Exercising and Non-Exercising Parties (less any debt assumed by the Parties). If the Designated Property is an Exercising Party Property, then the Exercising Party shall pay to the Non-Exercising Party cash, in an amount equal to the fair market value of such Designated Property multiplied by the percentage of the Designated Property distributed to the Non-Exercising Party. If the Designated Property is a Non-Exercising Party Property, then the Non-Exercising Party shall pay to the Exercising Party cash in an amount equal to the fair market value of such Designated Property multiplied by the percentage of the Designated Property distributed to the Exercising Party. The Partnership shall be responsible for and shall pay all costs and expenses incurred in connection with the pay-off and satisfaction of all financing secured by the Partnership Properties, or any of them (including, without limitation, the Existing Financing) and the release of all liens created thereby (including, without limitation, all prepayment penalties or fees, recording charges and other such costs and expenses). Except as otherwise provided in the immediately preceding sentence and in this sentence below, the Exercising Party shall be responsible for and pay all costs and expenses incurred in connection with the distribution of the Exercising Party's Properties, and the Non-Exercising Party shall be responsible for and pay all costs and expenses incurred in connection with the distribution of the Non-Exercising Party's Properties; PROVIDED THAT, each Party, the Partnership and the Underlying Partnership shall bear its own attorneys' fees in connection with such transactions. Each Party shall also, upon the request of the other Party, concurrently with the Call Closing (or at any time and from time to time thereafter) execute, acknowledge and deliver such other documents and records as such other Party determines are reasonably necessary or desirable to conclude the Call Closing. The management agreements for all Call Properties shall be terminated effective as of the day of the Call Closing. Further, from and after the date of the Call Closing, the Partnership shall be released from all obligations and liabilities accruing to them in connection with the Call Properties, and each Party shall indemnify and hold the Underlying Partnership, the Partnership and the other Party harmless from and against any and all such obligations and liabilities with respect to or relating to the Call Properties distributed to such Party accruing from and after the Call Closing. It is also expressly understood and agreed that (i) the transfer of Partnership Properties shall be reflected on the books and records of the Partnership and the Underlying Partnership so as to take into account, as appropriate, the ownership interests of the general partners of the Underlying Partnership, and (ii) the Call Closing may be effected through the transfer of a duly executed and acknowledged deed directly from the Partnership or the Underlying Partnership, as the case may be, to the appropriate Parties (or their designees).

          8.4 WINDING UP; DISTRIBUTION OF PROCEEDS. Immediately following the Call Closing, the Partnership and the Underlying Partnership shall be wound up, and all remaining Partnership Properties shall be distributed to the Partners, in accordance with the terms and provisions of ARTICLE 10 hereof.

          8.5 FAIR MARKET VALUE APPRAISAL PROCESS. If the Parties are unable to agree upon the fair market value of any Call Property in accordance with and within the time period set forth in SECTION 8.2 above, then the fair market value of such Call Property shall be determined in accordance with the terms and provisions of this SECTION 8.5. Within twenty (20) days after the conclusion of the Call Dissolution Meeting or the expiration of the thirty
(30) day period described in SECTION 8.2, whichever occurs first, each Party shall appoint an appraiser and, within ten (10) days after their appointment, the appraisers so appointed shall appoint a third appraiser. The appraisers so appointed shall proceed to determine the fair market value of the Call Property (determined assuming the Call Property was not encumbered by any debt). The fair market value of the Call Property shall be the average of the two (2) most proximate appraisals. If the highest and the lowest of the three (3) appraisals are exactly equidistant from the middle appraisal, however, the fair market value of the Call Property shall be an amount equal to the middle appraisal. Each appraiser appointed pursuant to this
SECTION 8.5 shall be a real estate appraiser with at least ten (10) years' professional experience and with knowledge of the regional shopping center market (or knowledge of any other relevant market with respect to any particular Call Property) within the area where the Call Property is located.
 If either Party fails to appoint an appraiser within such twenty (20) day period, the determination of the fair market value of the Call Property shall be made by the appraiser chosen by the other Party and such determination shall be binding upon the Parties. If the first two (2) appraisers are unable to agree upon the third appraiser within the ten (10) day period following their appointment, then they shall notify the then chairman of the chapter of the American Institute of Real Estate Appraisers that is the closest to the Call Property geographically and request such person to select a third appraiser. Each Party shall pay the expense of the appraiser that it appoints and the Parties shall share the expense of the third appraiser.

          8.6  PORTFOLIO SALE.

               (a) Any time after the date which is eighteen (18) months after the date of the acquisition of the Properties by the Underlying Partnership, a Party (for purposes of this SECTION 8.6, the "PORTFOLIO SELLING PARTY") shall have the right to cause (i) the Partnership to sell all (but not less than all) of the Partnership Properties to any unaffiliated third-party Person, subject to compliance with this SECTION 8.6; PROVIDED, HOWEVER, that such right may only be exercised in connection with an election, pursuant to
Section 10.01(e) of the Underlying Partnership Agreement, to liquidate the Underlying Partnership, in which case the Party whose Affiliate elected such liquidation shall be the "Portfolio Selling Party" hereunder. If the Portfolio Selling Party desires to sell the Partnership Properties, the Portfolio Selling Party shall give the other Party (for purposes of this SECTION 8.6, the "REMAINING PARTY") written notice of its desire to do so
(the "PORTFOLIO OFFER NOTICE"), which Portfolio Offer Notice shall state the aggregate price, measured in dollars and payable solely in cash or immediately available funds (but which may include a credit for any existing mortgage debt to be assumed), at which the Properties as a portfolio, will be offered for sale (the "PORTFOLIO OFFER PRICE"). The Remaining Party shall, within ninety (90) days after its receipt of the Portfolio Offer Notice, notify the Portfolio Selling Party in writing whether or not the Remaining Party will purchase the entire Partnership Interest of the Portfolio Selling Party in the Partnership for a purchase price equal to the amount that the Portfolio Selling Party (and the Affiliate of such Portfolio Selling Party that is a general portion of the Underlying Partnership) would receive if all of the Properties were sold for cash (including a credit for any mortgage debt to be assumed if included in the Portfolio Offer Notice) at the Portfolio Offer Price, and the Partnership were liquidated, on a closing date set forth in such notice which shall not be less than ten (10) nor more than thirty (30) days after the date of delivery of the Remaining Party's response notice. If the Remaining Party does not respond within the said ninety (90) day period, the Remaining Party shall be deemed conclusively to have declined to purchase the entire Partnership Interest of the Portfolio Selling Party in the Partnership as provided hereinabove and to have consented to the sale of the Properties to an unaffiliated third-party Person on the terms hereinafter provided. If the Remaining Party elects to purchase the entire Partnership Interest of the Portfolio Selling Party in the Partnership, the Portfolio
Offer Notice and the Remaining Party's response notice shall constitute a binding agreement of purchase and sale between the Portfolio Selling Party and the Remaining Party and the Partnership Interest sale transaction shall close on the date stated in the Remaining Party's response notice. At the closing, the Parties will each execute and deliver to one another such documents as may be necessary and appropriate to consummate the transfer of the Selling Party's Partnership Interest (including, without limitation, an Assignment of Partnership Interest containing customary indemnity provisions), and the Remaining Party shall pay to the Selling Party, in cash, the purchase price for such Partnership Interest. If applicable, all management agreements for the Properties and Partnership Property managed by any property manager affiliated with the Portfolio Selling Party shall be automatically terminated upon the consummation of the sale of such Partnership Interest.

          (b) If the Remaining Party does not elect to purchase the entire Partnership Interest of the Portfolio Selling Party in the Partnership, the Portfolio Selling Party shall have the right, subject to this SUBSECTION (b), to cause the Partnership to sell the Partnership Properties for a cash (with a credit for mortgage debt to be assumed) purchase price equal to or greater than ninety-eight percent (98%) of the Portfolio Offer Price; PROVIDED THAT, the Partnership Properties must be listed with an investment banking firm experienced in the sales of portfolio properties similar to the Partnership Properties for the highest and best price recommended by such investment banking firm, but not in any event less than the Project Offer Price. The closing of such portfolio sale shall occur not later than nine (9) months after the earlier of (x) the expiration of the Remaining Party's one hundred twenty (120) day response period provided in SUBSECTION (a) above, and (y) the date that the Remaining Party delivers written notice to the Selling Party stating that it consents to the sale of the Partnership Properties on the terms and conditions of this
SECTION 8.6. If the Portfolio Selling Party does not close such sale within such nine (9) month period in accordance with the terms hereof, then the Partnership Properties may not thereafter be sold as a portfolio under this
SECTION 8.6 without again giving notice to the Remaining Party pursuant to SUBSECTION (a) above. The Remaining Party shall cooperate with the Portfolio Selling Party in order to sell the Partnership Properties on the terms provided in this SECTION 8.6.

          8.7 EFFECT OF EXISTING FINANCING. Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Article 8 shall not be effective unless, prior to or contemporaneously with any transaction described herein, the Existing Financing has been satisfied in full.

                                   ARTICLE 9

                      WITHDRAWALS; ACTIONS FOR PARTITION

          9.1 WAIVER OF PARTITION. No Partner shall, either directly or indirectly, take any action to require partition of any Partnership Properties, and notwithstanding any provisions of applicable law to the contrary, each Partner hereby irrevocably waives any and all rights it may have to maintain any action for partition or to compel any sale with respect to its Partnership Interest or with respect to the Partnership's interest in the Underlying Partnership, or with respect to any Partnership Properties, except as expressly provided in this Agreement.

          9.2 COVENANT NOT TO WITHDRAW OR DISSOLVE. Each Partner hereby covenants and agrees that the Partners have entered into this Agreement based on their mutual expectation that all Partners will continue as Partners and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, each Partner hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) take any action that would cause a Bankruptcy of such Partner, (c) withdraw or attempt to withdraw from the Partnership, (d) exercise any power under the Act to dissolve the Partnership, (e) Transfer all or any portion of its Partnership Interest (other than pursuant to the terms and provisions of ARTICLE 6 hereof), (f) petition for judicial dissolution of the Partnership or permit or cause the Partnership to cause a dissolution of the Underlying Partnership, or (g) demand a return of such Partner's contributions or profits (or a bond or other security for the return of such contributions or profits) without the unanimous consent of the Partners, or except as otherwise specifically allowed under this Agreement.

                                  ARTICLE 10

             DISSOLUTION, LIQUIDATION, WINDING-UP AND TERMINATION

         10.1 CAUSES OF DISSOLUTION. The Partnership shall be dissolved upon the first to occur of the following:

               (a)  January 1, 2095;

               (b) The written agreement of the Partners or by any Party upon the exercise of its call right pursuant to ARTICLE 8 of this Agreement;

               (c) The dissolution, termination, retirement, withdrawal or Bankruptcy of a Partner, unless the business of the Partnership is continued at the election of other Partners having at least a fifty percent (50%) Partnership Interest, made by delivery of written notice to the Partners and the Executive Committee given within ninety (90) days of the discovery by such other Partners of such dissolution, termination, retirement, withdrawal or Bankruptcy;

               (d) The election of a Non-defaulting Party made at any time during the continuation of an Event of Default with respect to the other Party;

               (e) The occurrence of any event that makes it unlawful for the business of the Partnership to be carried on;

               (f) The sale or other disposition of all of the Partnership Properties;

               (g) The decree of the dissolution of the Partnership by a court of competent jurisdiction; and

               (h) The failure of the Underlying Partnership to acquire the Properties on or before April 1, 1998, unless such date is extended in writing by all Partners.

               To the fullest extent permitted by law, the Partners agree that no act, thing, occurrence, event or circumstance shall cause or result in the dissolution or termination of the Partnership except as provided in this SECTION 10.1.

         10.2 WINDING UP AND LIQUIDATION. Upon the dissolution of the Partnership, the Partnership shall immediately commence to wind up its affairs, and the Partners or the Liquidator, as the case may be, shall proceed with reasonable promptness to liquidate the Partnership Assets. Except as provided below, during the period of the winding up of the affairs of the Partnership, the rights and obligations of the Partners set forth in
ARTICLE 5 with respect to the management and operation of the Partnership and its business shall continue. Notwithstanding anything contained in this Agreement to the contrary, if any event described in SECTION 10.1(c) shall be continuing with respect to a Partner of one Party at the time the Partnership is dissolved, a Partner of the other Party (provided no such event is then continuing with respect to it), shall be entitled to act as the liquidating Partner hereunder or to appoint a liquidating trustee (in either event, such Partner or trustee being referred to herein as the "LIQUIDATOR") and (i) such Liquidator shall be fully empowered to act on behalf of the Partnership and to wind up the Partnership's affairs and liquidate the Partnership Properties, and (ii) the Liquidator shall be empowered to make, perform and implement all Major Decisions hereunder without obtaining the consent, approval or waiver of any Partner or Person. The Liquidator shall be entitled to receive reasonable compensation for its services, and shall be fully indemnified, defended and held harmless by the Partnership from and against all claims, costs and expenses (including reasonable attorneys' fees and costs) arising in the course of it performing its duties hereunder, except for any such claims, costs or expenses resulting from the gross negligence or wilful misconduct of the Liquidator. From and after the dissolution of the Partnership, the Partnership Assets shall be liquidated and reduced to cash or cash equivalents as soon as practicable and the resulting Net Cash Flow, and all other Net Cash Flow, shall be applied and distributed in the following rank and order:

               (a) To the payment of creditors of the Partnership (other than in respect of Default Loans) in the order of priority as provided by law;

               (b) To the establishment and maintenance of a reserve of cash or other assets of the Partnership to pay contingent liabilities of the Partnership (other than any Default Loans) in such amounts as may be reasonably and in good faith determined by the Partners or the Liquidator, as the case may be;

               (c) To repay the principal amount of, and to pay any interest owing with respect to, any Default Loan; and

               (d) To the Partners in accordance with their respective Percentage Interests.

          If, immediately prior to the liquidation of the Partnership in accordance with the preceding provisions, there shall continue to be outstanding any principal or accrued interest on any Default Loan (a "DEFAULT LOAN DEFICIENCY"), the Noncontributing Party with respect to such Default Loan shall contribute to the Partnership the amount of such Default Loan Deficiency, which amount shall immediately thereafter be distributed to the Contributing Party in satisfaction of the Default Loan.

         10.3 TIMING REQUIREMENTS; DEEMED DISTRIBUTION AND RE-CONTRIBUTION. In the event that the Partnership is "liquidated" within the meaning of
Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Partners pursuant to SECTION 10.2(c) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation. Subject to the foregoing, a reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets in order to minimize any losses otherwise attendant upon such winding up. Notwithstanding any other provisions of this ARTICLE 10 to the contrary, if the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)(3), but no dissolution event described in SUBSECTIONS (a) through (h) of SECTION 10.1 has occurred, the Partnership Properties shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up.

         10.4 SALES RECEIVABLES. The winding up of the Partnership shall not be deemed finally completed until the Partnership shall have received cash payments in full with respect to obligations such as notes, installment sale contracts and other similar receivables received by the Partnership in connection with the sale of Partnership Properties. The Partners or the Liquidator, as the case may be, shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until paid in full.

         10.5 DOCUMENTATION OF DISSOLUTION AND TERMINATION. Upon the dissolution of the Partnership and the appointment of a Liquidator in accordance with SECTION 10.2, the Liquidator shall execute, file and record such certificates, instruments and documents as it shall deem necessary or appropriate in each state in which the Partnership or its affiliates do business. Upon the completion of the winding-up of the Partnership (including the application or distribution of all cash or other assets placed in reserve in accordance with SECTION 10.2(b)), the Partnership shall be terminated and the Partners or the Liquidator, as the case may be, shall execute, file and record such certificates, instruments and documents as it shall deem necessary or appropriate in each state in which the Partnership or its affiliates do business in order to reflect or effect the termination of the Partnership.

                                  ARTICLE 11

                                MISCELLANEOUS

         11.1 NOTICES. Notices may be delivered either by private messenger service, by mail, or facsimile transmission. Any notice or document required or permitted hereunder to a Partner shall be in writing and shall be deemed to be given on the date received by the Partner; PROVIDED, HOWEVER, that all notices and documents mailed to a Partner in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the Partner at its respective address as shown in the records of the Partnership, shall be deemed to have been received five (5) days after mailing and provided further, that the sender of any such notice or document by facsimile transmission shall bear the burden of proof as to proper transmission and date of transmission of such facsimile. The address and the telecopier number of each of the Partners shall for all purposes be as set forth at
SECTION 2.1 unless otherwise changed by the applicable Partner by notice to the other as provided herein.

         11.2 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective permitted successors, transferees, and assigns.

         11.3 CONSTRUCTION OF AGREEMENT. As used herein, the singular shall be deemed to include the plural, and the plural shall be deemed to include the singular, and all pronouns shall include the masculine, feminine and neuter, whenever the context and facts require such construction. The headings, captions, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Except as otherwise indicated, all section and exhibit references in this Agreement shall be deemed to refer to the sections and exhibits of and to this Agreement, and the terms "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Agreement generally rather than to the particular provision in which such term is used. Whenever the words "including", "include" or "includes" are used in this Agreement, they shall be interpreted in a non-exclusive manner as though the words "but [is] not limited to" immediately followed the same. Time is of the essence of this Agreement. The language in all parts of this Agreement shall in all cases be construed simply according to the fair meaning thereof and not strictly against the party which drafted such language. Except as otherwise provided herein, references in this Agreement to any agreement, articles, by-laws, instrument or other document are to such agreement, articles, by-laws, instrument or other document as amended, modified or supplemented from time to time.

         11.4 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         11.5 INCORPORATION BY REFERENCE. The Glossary of Defined Terms and every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference.

         11.6 FURTHER ASSURANCES. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

         11.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of laws rules thereof.

         11.8 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         11.9 LOANS. Any Partner may, with the approval of the Executive Committee or as otherwise provided by this Agreement, lend or advance money to the Partnership. If any Partner shall make any loan or loans to the Partnership, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership but shall be a debt due from the Partnership. Except as otherwise provided herein, no Partner shall be obligated to make any loan or advance to the Partnership.

         11.10 NO THIRD PARTY RIGHTS. This Agreement is intended to create enforceable rights between the parties hereto only, and creates no rights in, or obligations to, any other Persons whatsoever. Without limiting the generality of the foregoing, as to any third party, a deficit capital account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

         11.11 ESTOPPEL CERTIFICATES. Upon the written request of a Partner, the other Partner shall, within fifteen (15) days of its receipt of such request, execute and deliver a written statement certifying: (a) that this Agreement is unmodified and in full force and effect (or, if modified, that this Agreement is in full force and effect as modified and, stating any and all modifications), (b) no Event of Default has occurred with respect to such Partner that has not been cured and, to its actual knowledge, no Event of Default has occurred with respect to the requesting Partner that has not been cured, in each case except as specified in such statement and, (c) that to its actual knowledge, no event has occurred which with the passage of time or the giving of notice, or both, would ripen into an Event of Default hereunder, except as specified in such statement.

         11.12 USURY. If any return, interest payment, or other charge payable under this Agreement shall at any time exceed the maximum amount chargeable by applicable law, then the applicable rate of return or interest shall be the maximum rate permitted by applicable law.

         11.13 BUSINESS DAY. "BUSINESS DAY" or "BUSINESS DAY" means any calendar day except Saturday, Sunday, or a federal or State of Delaware legal holiday.

         11.14 PROPOSING AND ADOPTING AMENDMENTS. Amendments to this Agreement may be proposed by any Executive Committee Member by his submitting to the Executive Committee a verbatim statement of the proposed amendment, and such Executive Committee Member shall include in any such submission a recommendation as to the proposed amendment. A proposed amendment shall be adopted and be effective as an amendment hereto upon the approval of the Executive Committee and its mutual execution and delivery by the Partners. This Agreement may be amended only upon the written agreement of both Partners, and no provision benefiting a Partner may be waived, except by a written instrument signed by the Partner. The giving of consent by any Partner to any action by another Partner in any one instance shall not limit or waive the necessity to obtain such Partner's consent in any future instance.

         11.15 PARTNERS NOT AGENTS. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as otherwise expressly provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

         11.16 ENTIRE UNDERSTANDING; ETC. This Agreement constitutes the entire agreement and understanding among the Partners, and supersedes any prior or contemporaneous understandings and/or written or oral agreements among them, respecting the subject matter of this Agreement.

         11.17 ACTION WITHOUT DISSOLUTION. To the fullest extent permitted by law, each Partner shall be entitled to maintain, on its own behalf or on behalf of the Partnership, any action or proceeding against any other Partner or the Partnership (including an action for damages, specific performance, or injunctive or declaratory relief) for or by reason of the tortious conduct of such party or the breach by such party of this Agreement or any other agreement entered into with such party in connection with the transactions contemplated hereunder, and the bringing of such action or proceeding shall not cause or require the dissolution of the Partnership or an accounting of the Partnership's assets or affairs.

         11.18 ATTORNEYS' FEES. In the event of any litigation between Partners by reason of a breach hereunder, or to enforce or interpret any provision, right or obligation hereunder, the unsuccessful party or parties to such litigation covenants and agree to pay the successful party or parties all costs and expenses reasonably incurred, including reasonable attorneys' fees. For the purpose of this Agreement, the term "attorneys' fees" and "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of any attorney. Such term shall also include all such fees and expenses incurred with respect to appeals and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

         11.19 WAIVER OF JURY TRIAL. To the fullest extent permitted by law, each Partner hereby waives trial by jury in any action, proceeding or counterclaim brought by a Partner or the Partnership with respect to any matter whatsoever arising out of or in any way connected with this Agreement, the relationship of the Partners, any claim of injury or damage relating to any of the foregoing, or the enforcement of any remedy under any statute with respect thereto.

         11.20 CONFIDENTIALITY. The terms of this Agreement, any non-public details of the transactions contemplated hereby, any financial, marketing or other information delivered or produced pursuant to the terms of this Agreement not generally disclosed to the public, the trade, or creditors, and any non-public information regarding any other Partner or any of its Affiliates learned as a result of the partnership relationship created by this Agreement, shall not be disclosed by any Partner (or any of its Affiliates) to any Person other than its Affiliates, directors, officers, trustees, employees, partners, attorneys and agents of such Partner and their affiliates, except as may be required by any regulatory authority having jurisdiction or by any applicable law, regulation, ordinance or order, and except as otherwise required to carry out the intent of this Agreement.

         11.21 PRESS RELEASES. Each Partner agrees to refrain from generating or participating in any publicity statement, press release, or other public notice regarding the formation of this Partnership or the identification of its Partners, the acquisition, disposition or financing of the Properties by the Partnership or any other business or affairs of the Partnership. All publicity statements, press releases or other public notices relating to the formation of this Partnership or the identification of its Partners, the acquisition, disposition or financing of the Properties by the Partnership or any other business or affairs of the Partnership must be approved by the Executive Committee. Upon the full execution of the Purchase Agreement, the Partners shall issue a joint press release in a form acceptable to both Partners.

         11.22 EXISTING FINANCING. The Partners hereby acknowledge and agree that the Underlying Properties shall be acquired by the Underlying Partnership subject to, and the Underlying Partnership shall assume, the Existing Financing and that the acquisition of the Properties subject to such Existing Financing is subject to the approval of the Rating Agencies (Moody's Investors Service, Inc. and Fitch Investors Service, L.P.). Each of the Partners hereby agrees to execute any commercially reasonable amendment to this Agreement reasonably required by such Rating Agencies in connection with such approval.

         11.23 CONSENTS; APPROVALS. Unless otherwise herein provided, in any instance in which any Partner, any Executive Committee Member or any Operating Committee Member shall be requested to consent to or approve of any matter with respect to which such Person's consent or approval is required by any of the provisions of this Agreement, such consent (or refusal to consent) or approval (or disapproval) shall be given in writing, and such consent or approval shall not be unreasonably withheld or delayed unless this Agreement with respect to a particular consent or approval shall expressly provide that the same may be given or refused in the sole judgment or discretion of such Partner, Executive Committee Member or Operating Committee Member, as applicable.

            [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.





          GENERAL PARTNERS


                    MACERICH EQ GP CORP.,
                    a Delaware corporation



                    By:
                        ---------------------------------------
                    Its:
                         --------------------------------------



                    SDG EQ ASSOCIATES, INC.,
                    a Delaware corporation



                    By:
                        ---------------------------------------
                    Its:
                         --------------------------------------





          LIMITED PARTNERS

                    MACERICH EQ LIMITED PARTNERSHIP,
                    a California limited partnership

                    By:  MACERICH EQ GP CORP.,
                         a Delaware corporation,
                         its General Partner


                         By:
                             ---------------------------------------
                         Its:
                              --------------------------------------

                    SDG EQ DEVELOPERS LIMITED PARTNERSHIP,
                    a Delaware limited partnership

                    By:  SDG EQ ASSOCIATES, INC.,
                         a Delaware corporation,
                         its General Partner


                    By:
                        ---------------------------------------
                    Its: Chief Executive Officer

                          GLOSSARY OF DEFINED TERMS

     "ACCOUNTANTS" shall mean the firm or firms of independent certified public accountants selected by the Partners on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

     "ACT" shall mean the Delaware Uniform Partnership Act, as the same may hereafter be amended or supplemented from time to time and any successor thereto.

     "ADDITIONAL CAPITAL CONTRIBUTIONS" is defined in SECTION 2.3.

     "AFFECTED GAIN" is defined in the Allocations Exhibit.

     "AFFILIATE" shall mean any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Person and shall include in the case of Macerich and MSPE, Macerich Property Management Company, a California corporation and Macerich Management Company, a California corporation, and in the case of SDG and SSPE shall include M.S. Management Associates, Inc., a Delaware corporation, and its subsidiaries.

     "AGREEMENT" shall mean this Partnership Agreement.

     "ALLOCATIONS EXHIBIT" shall mean EXHIBIT A.

     "ANNUAL BUDGET" is defined in SECTION 5.7(a).

     "AUDITED FINANCIAL STATEMENTS" shall mean financial statements (balance sheets, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor's report.

     "BANKRUPTCY" shall mean, with respect to any Partner, (i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner; (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; (v) the filing of an answer by such Partner admitting the material allegations of any such petition; (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety
(90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner; (vii) the insolvency of such Partner or the execution by such Partner of a general assignment for the benefit of creditors; (viii) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; (ix) the failure of such Partner to pay its debts as they mature; (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter; or (xi) the admission by such Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

     "BASE RATE" is defined in SECTION 2.4(a).

     "BUDGET" and "BUDGETS" is defined in SECTION 5.7(a).

     "BUDGETED CAPITAL ITEMS" shall mean capital expenditures set forth in a Budget for any of the Properties.

     "BUSINESS DAY" is defined in SECTION 11.13.

     "BUY-SELL CLOSING" is defined in SECTION 7.3(a).

     "BUY-SELL MAJOR DECISION" shall mean a decision to sell, finance, refinance, expand or renovate a Property involving an expenditure or commitment by the Partnership in the case of an expansion or renovation of not less than $10,000,000.

     "CALL CLOSING" is defined in SECTION 8.3.

     "CALL DISSOLUTION MEETING" is defined in SECTION 8.2.

     "CALL NOTICE" is defined in SECTION 8.1.

     "CALL PROPERTY" is defined in SECTION 8.2.

     "CAPITAL ACCOUNT" is defined in the Allocations Exhibit.

     "CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the amount of money and initial Gross Asset Value of any property other than money contributed to the Partnership with respect to the Partnership Interest held by such Partner (net of liabilities to which such property is subject).

     "CASH FLOW SHORTFALLS" shall mean the EXCESS, if any, of (a) the sum (without duplication) of all operating or other cash expenditures paid by the Partnership (other than capital expenditures of any nature), plus all payments of principal, interest, fees and related costs made by the Partnership with respect to Partnership indebtedness (including all such payments, fees and costs paid in connection with the Existing Financing), plus all additions to Partnership reserves established in accordance with this Agreement], OVER (b) all cash revenues and funds received by the Partnership from any and all sources, including reductions of Partnership reserves established in accordance with this Agreement, but excluding security deposit and other refundable deposits unless and until earned or applied. Non-cash allowances such as depreciation, amortization, cost recovery deductions, or similar items shall not be considered when calculating Cash Flow Shortfalls.

     "CLOSING FUNDING REQUIREMENT" is defined in SECTION 2.2(b).

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "CONTRIBUTING PARTY" is defined in SECTION 2.3(c).

     "CONTROL" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust. The terms "Controls" and "Controlled" shall have correlative meanings.

     "CONTROLLING PARTY" is defined in SECTION 5.14(c).

     "DATE OF VALUE" is defined in SECTION 7.1.

     "DEFAULT LOAN" is defined in SECTION 2.4(a).

     "DEFAULT LOAN DEFICIENCY" is defined in SECTION 10.2.

     "DEFAULTING PARTY" is defined in SECTION 5.14(a).

     "DEPRECIATION" is defined in the Allocations Exhibit.

     "DESIGNATED PROPERTY" is defined in SECTION 8.3.

     "DUE DILIGENCE FORMATION AND ACQUISITION COSTS" is defined in SECTION
2.2(b).

     "ENTITY" shall mean any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

     "ESCROW AGENT" shall mean the "Escrow Agent" under and defined in the Purchase Agreement.

     "ESCROW CLOSING REQUIREMENT" is defined in SECTION 2.2(b).

     "EQUITABLE" shall mean The Equitable Life Assurance Society of the United States, a New York corporation, the "seller" of the Properties under the Purchase Agreement.

     "EVENT OF DEFAULT" is defined in SECTION 5.14(a).

     "EXECUTIVE COMMITTEE" is defined in SECTION 5.1.

     "EXECUTIVE COMMITTEE MEMBERS" is defined in SECTION 5.1.

     "EXERCISING PARTY" is defined in SECTION 8.1.

     "EXERCISING PARTY'S PROPERTY" and "EXERCISING PARTY'S PROPERTIES" are defined in SECTION 8.2.

     "EXISTING FINANCING" shall mean that certain financing with respect to all of the Properties evidenced by those certain collateralized fixed and floating rate notes in the aggregate principal sum of $485,000,000 issued by Equitable, which notes are secured by, INTER ALIA, those documents and instruments more particularly described on Exhibit B to the Purchase Agreement.

     "FISCAL YEAR" is defined in the Allocations Exhibit.

     "FUNDS FROM OPERATIONS" shall mean net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization (excluding depreciation on personal property and amortization of loan and financial instrument costs), and after adjustments for unconsolidated entities. Adjustments for unconsolidated entities are calculated at the same basis.

     "GLOSSARY OF DEFINED TERMS" is defined in the preamble paragraph to this Agreement.

     "GROSS ASSET VALUE" is defined in the Allocations Exhibit.

     "IMMEDIATE FAMILY" shall mean, with respect to any individual, such individual's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

     "INDEMNITEE" means (i) any Person that is (A) a Partner, (B) an Executive Committee Member, (C) an Operating Committee Member or (D) a director, officer, employee, trustee, agent or representative of a Partner, and (ii) such other Persons (including Affiliates of a Partner or the Partnership) as the Partners may mutually designate from time to time.

     "INITIAL CAPITAL CONTRIBUTIONS" is defined in SECTION 2.2.

     "INITIAL RESERVE REQUIREMENT" is defined in SECTION 2.2(b).

     "INITIATING PARTY" is defined in SECTION 7.1.

     "INTERIM OPERATING BUDGET" is defined in SECTION 5.7(a).

     "LIEN" shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

     "LIQUIDATOR" is defined in SECTION 10.2.

     "LOAN DEFAULT TRANSFEREE" is defined in SECTION 6.3(c).

     "LOAN DEFAULT TRANSFER NOTICE" is defined in SECTION 6.3(c).

     "MACERICH" is defined in the Introduction to this Agreement.

     "MAJOR DECISION" is defined in SECTION 5.1(c).

     "MINIMUM GAIN ATTRIBUTABLE TO PARTNER NONRECOURSE DEBT" is defined in the Allocations Exhibit.

     "NET CASH FLOW" means with respect to any period, the EXCESS, if any, of
(a) all cash revenues and funds received by the Partnership from any and all sources during such period, including reductions of Partnership reserves established in accordance with this Agreement, but excluding security deposit and other refundable deposits unless and until earned or applied, OVER (b) the sum (without duplication) of all capital, operating or other cash expenditures of the Partnership paid during such period, plus all payments of principal, interest, fees and related costs with respect to Partnership indebtedness made during such period (including all such payments, fees and costs paid in connection with the Existing Financing), plus all additions to Partnership reserves established in accordance with this Agreement. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, or similar non-cash allowances.

     "NET INCOME OR NET LOSS" is defined in the Allocations Exhibit.

     "NON-COMPETITION AREA" is defined in SECTION 1.8(b).

     "NONCONTRIBUTING PARTY" is defined in SECTION 2.3(c).

     "NON-DEFAULTING PARTY" is defined in SECTION 5.14(a).

     "NON-EXERCISING PARTY" is defined in SECTION 8.1.

     "NON-EXERCISING PARTY'S PROPERTY" and "NON-EXERCISING PARTY'S PROPERTIES" are defined in SECTION 8.2.

     "NONPROPOSING PARTY"is defined in SECTION 1.8(b).

     "NONRECOURSE DEDUCTIONS" is defined in the Allocations Exhibit.

     "NONRECOURSE LIABILITIES" is defined in the Allocations Exhibit.

     "OFFERING NOTICE" is defined in SECTION 7.1.

     "OPERATING COMMITTEE" is defined in SECTION 5.3.

     "OPERATING COMMITTEE MEMBERS" is defined in SECTION 5.3.

     "OPERATING PARTNERSHIP" shall mean, in the case of SDG or SSPE, Simon DeBartolo Group, L.P., a Delaware limited partnership, and in the case of Macerich or MSPE, The Macerich Partnership, L.P., a Delaware limited partnership, as well as their successors by consolidation or other combination with or into another Person.

     "ORIGINAL APPROVED PRE-CLOSING BUDGET" is defined in SECTION 2.2(c).

     "OTHER INTERESTS" is defined in SECTION 1.8(a).

     "PARTNER NONRECOURSE DEDUCTIONS" is defined in the Allocations Exhibit.

     "PARTNER NONRECOURSE DEBT" is defined in the Allocations Exhibit.

     "PARTNER" shall mean Macerich, MSPE, SDG and SSPE, and their permitted successors and assigns that are admitted as Partners, individually.

     "PARTNERS" shall mean Macerich MSPE, SDG and SSPE, and their permitted successors and assigns that are admitted as Partners.

     "PARTNERSHIP" shall mean the partnership hereby constituted, as such partnership may from time to time be constituted.

     "PARTNERSHIP INTEREST" shall mean an ownership interest of a Partner in the Partnership from time to time, including such Partner's Percentage Interest and such Partner's Capital Account, and any and all other benefits to which the holder of such Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms of this Agreement.

     "PARTNERSHIP INTEREST LOAN" is defined in SECTION 6.3(a).

     "PARTNERSHIP INTEREST LOAN DEFAULT NOTICE" is defined in SECTION 6.3(d).

     "PARTNERSHIP INTEREST LOAN OBLIGATIONS" is defined in SECTION 6.3(a).

     "PARTNERSHIP MINIMUM GAIN" is defined in the Allocations Exhibit.

     "PARTNERSHIP PROPERTIES" shall mean any tangible or intangible property hereafter acquired by the Partnership.

     "PARTY" and "PARTIES" are defined in SECTION 1.1.

     "PERCENTAGE INTEREST" is defined in SECTION 2.1.

     "PERMITTED TRANSFERS" is defined in SECTION 6.1(b).

     "PERSON" shall mean any individual or Entity.

     "PLEDGING PARTNER" is defined in SECTION 6.3(a)(xi).

     "PORTFOLIO OFFER NOTICE" is defined in SECTION 8.6(a).

     "PORTFOLIO OFFER PRICE" is defined in SECTION 8.6(a).

     "PORTFOLIO SELLING PARTY" is defined in SECTION 8.6(a).

     "PRINCIPAL OFFICE" is defined in SECTION 1.4.

     "PROPERTY" shall mean any of the Properties individually.

     "PROPERTIES" shall mean, collectively, the Partnership Properties and the Underlying Properties.

     "PROPOSAL" is defined in SECTION 1.8(b).

     "PROPOSING PARTY" is defined in SECTION 1.8(b).

     "PURCHASE AGREEMENT" shall mean that certain Purchase and Sale Agreement by and between Equitable and SM Portfolio Partners, which provides for the sale of the Properties by Equitable to SM Portfolio Partners, subject to the Existing Financing.

     "PURCHASE PRICE" is defined in SECTION 7.1.

     "PURCHASING PARTY" is defined in SECTION 7.2.

     "REIT" is defined in SECTION 1.3.

     "REAL ESTATE ACTIVITY" is defined in SECTION 1.8(b).

     "REGULATIONS" shall mean the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "REGULATORY ALLOCATIONS" is defined in the Allocations Exhibit.

     "RELATED PERSONS" is defined in SECTION 1.8.

     "REMAINING PARTY" is defined in SECTION 8.6(a).

     "RESPONDING PARTY" is defined in SECTION 7.1.

     "SDG" is defined in the Introduction to this Agreement.

     "SUBJECT PROPERTY" is defined in SECTION 7.1.

     "TAX ITEM" is defined in the Allocations Exhibit.

     "TERM" is defined in SECTION 1.5.

     "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale, other disposition, hypothecation or encumbrance, and, as a verb, voluntarily or involuntarily to transfer, sell, otherwise dispose of, hypothecate or encumber.

     "TRANSFEREE" is defined in SECTION 6.2.

     "UNDERLYING PARTNERSHIP" shall mean SDG Macerich Properties, L.P., a Delaware limited partnership, which owns the Properties.

     "UNDERLYING PROPERTIES" shall mean the real properties to be acquired by the Underlying Partnership pursuant to the Purchase Agreement, each of which real properties is more specifically identified and defined on Schedule 4 attached hereto, together with all other tangible and intangible property to be acquired by the Underlying Partnership pursuant to the Purchase Agreement.

     "UNREALIZED GAIN" is defined in the Allocations Exhibit.

     "UNREALIZED LOSS" is defined in the Allocations Exhibit.

                                    EXHIBIT A

                               ALLOCATIONS EXHIBIT


     Each Capitalized term used in this Allocations Exhibit either is defined in the Glossary of Defined Terms to the Agreement or in Section 5 of this Allocations Exhibit.

1.   CAPITAL ACCOUNTS.

     1.1 ESTABLISHMENT AND MAINTENANCE OF CAPITAL ACCOUNTS. The Partnership shall establish and maintain for each Partner a separate account ("CAPITAL ACCOUNT") in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv) and this Allocations Exhibit. The Capital Account of each Partner shall be increased by (i) the amount of all Capital Contributions and any other contributions made by such Partner to the Partnership pursuant to the Agreement, (ii) the amount of Net Income allocated to such Partner pursuant to Section 2.1 of this Allocations Exhibit, and (iii) the amount of any other items of income or gain specially allocated to such Partner pursuant to Section 3 of this Allocations Exhibit. The Capital Account of each Partner shall be decreased by (i) the amount of cash or Gross Asset Value (net of any liabilities to which the Partnership Assets distributed are subject) of any distributions of cash or property made to such Partner pursuant to the Agreement, (ii) the amount of Net Loss allocated to such Partner pursuant to Section 2.2 of this Allocations Exhibit, and (iii) the amount of any other items of deduction or loss specially allocated to such Partner pursuant to Section 3 of this Allocations Exhibit. The initial balance of each Partner's Capital Account shall equal the amount of such Partner's Capital Contribution to the Partnership on the date hereof as described in ARTICLE 2 of the Agreement. The Capital Accounts of each Partner shall be increased or decreased to reflect the revaluation of Partnership Assets under Section 1.3 of this Allocations Exhibit.

     1.2 TRANSFEREES. Generally, a transferee (including any assignee) of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor; PROVIDED, HOWEVER, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties and liabilities shall be deemed, solely for federal income tax purposes, to have been contributed to a new Partnership in exchange for an interest in the new Partnership, and the terminated Partnership distributes interests in the new Partnership to the purchasing Partner and the other remaining Partners in proportion to their respective Percentage Interests in liquidation of the terminated Partnership. In such event, the Gross Asset Values of the Partnership properties shall be adjusted immediately prior to such deemed contribution pursuant to Section 1.3(b) of this Allocations Exhibit. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Allocations Exhibit.

     1.3  REVALUATIONS OF PARTNERSHIP ASSETS.

          (a) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in this Section 1.3, the Gross Asset Values of all Partnership Assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership Assets, as of the times of the adjustments provided in Section 1.3(b) of this Allocations Exhibit, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to this Allocations Exhibit.

          (b) Such adjustments shall be made as of the following times: (i) immediately prior to the acquisition of an additional interest in the Partnership, after the date hereof, by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (iii) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); PROVIDED, HOWEVER, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Partners determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

          (c) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e) the Gross Asset Value of Partnership Assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

          (d) In determining Unrealized Gain or Unrealized Loss for purposes of this Allocations Exhibit, the aggregate cash amount and fair market value of all Partnership Assets (including cash or cash equivalents) shall be determined by the Partners using such reasonable methods of valuation as they may adopt, or in the case of a liquidating distribution pursuant to ARTICLE 10 of the Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The Partners, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion necessary to arrive at a fair market value for individual properties).

     1.4 COMPLIANCE WITH REGULATIONS. The provisions of this Allocations Exhibit relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, or any of the Partners), are computed in order to comply with such Regulations, the Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to ARTICLE 10 of the Agreement upon the dissolution of the Partnership. The Partners also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause the Agreement and this Allocations Exhibit not to comply with Regulations Section 1.704-(b).

2. ALLOCATION OF NET INCOME AND NET LOSS. After giving effect to the special allocations set forth in Section 3 of this Allocations Exhibit, Net Income and Net Loss for any Fiscal Year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

3.   SPECIAL ALLOCATIONS.

     Notwithstanding any other provision of the Agreement or this Allocations Exhibit, the following special allocations shall be made in the following order:

     3.1 MINIMUM GAIN CHARGEBACK. Notwithstanding any other provisions of this Allocations Exhibit, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g).
 Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 3.1 is intended to comply with the minimum gain chargeback requirements of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

     3.2 PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Allocations Exhibit (except Section 3.1), if there is a net decrease in Minimum Gain Attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partnership Minimum Gain Attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain Attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.
 The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 3.2 is intended to comply with the minimum gain chargeback requirements of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     3.3 INTEREST ON DEFAULT LOANS. Interest Deductions with respect to any Default Loan shall be allocated to the Noncontributing Partner with respect to such Default Loan.

     3.4 PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss, under Regulations Section 1.704-2(i)(1), with respect to the Partner Nonrecourse Debt to which such

Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

     3.5 CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Section 732, 734 or 743 of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     3.6 CURATIVE ALLOCATIONS. The allocations set forth in Sections 3.1, 3.2, 3.3 and 3.5 (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any provisions of Sections 2 and 3 to the contrary (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the cumulative net amount for the allocations of Partnership items under Sections 2 and 3 hereof shall be equal to the net amount that would have been allocated had the Regulatory Allocations not occurred. This Section 3.8 is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

4.   ALLOCATIONS FOR TAX PURPOSES.

     4.1 GENERALLY. Except as otherwise provided in this Section 4, for federal income tax purposes, each item of income, gain, loss and deduction (a "TAX ITEM") shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated among the Partners pursuant to Sections 2 and 3 of this Allocations Exhibit.

     4.2 SECTIONS 1245/1250 RECAPTURE. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("AFFECTED GAIN"), then (i) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (ii) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (i) so that, to the extent possible, the other Partners are allocated the same amount and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each Fiscal Year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such period.

     4.3  TAX ALLOCATIONS:  CODE SECTION 704(c).  In accordance with Code
Section 704(c) and the Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to
Section 1.3 of this Allocations Exhibit, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset to the Partnership for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder.
Without limiting the foregoing, the Partners shall allocate income, gain, loss and deduction with respect to any property acquired as of the date hereof, the adjusted basis of which differs from its Gross Asset Value, among the Partners on a property by property basis, subject to the application of the "ceiling limitation," in accordance with Regulations Section 1.704-3(b). The Partners shall allocate income, gain, loss and deduction with respect to any property acquired after the date hereof, the adjusted basis of which differs from its Gross Asset Value, among the Partners under any method the they may elect, so long as such method is set forth in the Regulations promulgated under Section 704(c) of the Code on the date such property is acquired.

5.   DEFINITIONS.

          "AFFECTED GAIN" is defined in SECTION 4.2.

          "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partners.

          "FISCAL YEAR" means each calendar year, or partial calendar year, occurring during the term of the Partnership, or such other Fiscal Year as may be adopted by the Executive Committee from time to time.

          "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) the initial Gross Asset Value of any asset contributed by a Partner to a Partnership shall be the gross fair market value of such asset on the date of contribution to the Partnership, as determined by the Partners;

          (ii) the Gross Asset Values of all Partnership Assets shall be adjusted in accordance with Section 1.3 of this Allocations Exhibit; and

          (iii) the Gross Asset Value of an asset shall be adjusted each Fiscal Year by the Depreciation with respect to such asset taken into account for purposes of computing Net Income and Net Loss for such year.

          "MINIMUM GAIN ATTRIBUTABLE TO PARTNER NONRECOURSE DEBT" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation Section 1.704-2(i)(2).

          "NET INCOME OR NET LOSS" shall mean, for each Fiscal Year or other applicable period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments:

          (i) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes;

          (ii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Gross Asset Value with respect to such property as of such date;

         (iii) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

          (iv) In the event the Gross Asset Value of any Partnership property is adjusted to reflect any Unrealized Gain or Unrealized Loss with respect to such property pursuant to Section 1.3 hereof, the amount of any such Unrealized Gain or Unrealized Loss shall be taken into account as gain or loss from the disposition of such property; and

          (v) Any items specially allocated under Article 3 of this Allocations Exhibit shall not be taken into account.

          "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

          "NONRECOURSE LIABILITIES" shall have the meaning set forth in Section 1.752-1(a)(2) of the Regulations.

          "PARTNER NONRECOURSE DEDUCTIONS" shall have the meaning set forth in
Section 1.704-2(i)(1) of the Regulations.

          "PARTNER NONRECOURSE DEBT" shall have the meaning set forth in
Section 1.704-2(b)(4) of the Regulations.

          "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in Sections 1.704-2(b)(2) and (d)(1) of the Regulations.

          "TAX ITEM" is defined in SECTION 4.1 of this Allocations Exhibit.

          "UNREALIZED GAIN" means, with respect to any Partnership property as of any particular date, the excess of (i) the gross fair market value of such property on such date as determined in accordance with Section 1.3 of this Allocations Exhibit, over (ii) the Gross Asset Value of such property to the Partnership on such date.

          "UNREALIZED LOSS" means, with respect to any Partnership property as of any particular date, the excess of (i) the Gross Asset Value of such property to the Partnership on such date, over (ii) the gross fair market value of such property on such date, as determined in accordance with Section
1.3 of this Allocations Exhibit as of such date.

                                      SCHEDULE 1


                         ORIGINAL APPROVED PRE-CLOSING BUDGET


To be mutually approved by SDG and Macerich and incorporated into this Agreement by an amendment signed by SDG and Macerich.















                                      SCHEDULE 1

                                      SCHEDULE 2

                               [Intentionally Omitted]











                                      SCHEDULE 2

                                      SCHEDULE 3

                               [Intentionally Omitted]










                                      SCHEDULE 3

                                      SCHEDULE 4


                                  LIST OF PROPERTIES


1.   Eastland Mall
     Evansville, Indiana

2.   Empire East
     Sioux Falls, South Dakota

3.   Empire Mall
     Sioux Falls, South Dakota

4.   Granite Run Mall
     Media, Pennsylvania

5.   Lake Square Mall
     Leesburg, Florida

6.   Lindale Mall
     Cedar Rapids, Iowa

7.   Mesa Mall
     Grand Junction, Colorado

8.   NorthPark Mall
     Davenport, Iowa

9.   Rushmore Mall
     Rapid City, South Dakota

10.  Southern Hills Mall
     Sioux City, Iowa

11.  SouthPark Mall
     Moline, Illinois

12.  Southridge Mall
     Des Moines, Iowa

13.  Valley Mall
     Harrisonburg, Virginia


                                      SCHEDULE 4

                                      SCHEDULE 5


                                 NONCOMPETITION AREA




To be mutually approved by SDG and Macerich and incorporated into this Agreement by an amendment signed by SDG and Macerich.











                                      SCHEDULE 5